ZENITH ELECTRONICS CORPORATION







                                     $20,000,000
                        8.5% Senior Subordinated Convertible
                           Debentures due January 18, 2001




                             DEBENTURE PURCHASE AGREEMENT

                             Dated as of January 11, 1994






























                                  TABLE OF CONTENTS


          Heading                                                    Page

          DESCRIPTION OF PARTIES ..................................     1

                                      ARTICLE I

                       AUTHORIZATION AND ISSUANCE OF DEBENTURES

          1.1        Authorization of Issue .......................     1
          1.2        Issuance of Debentures .......................     1
                     (a)  Purchase of Debentures ..................     1
                     (b)  Closing Date; Delivery of Debentures ....     1
          1.3        Securities Laws ..............................     2
                     (a)  The Company's Representations and
                          Agreements ..............................     2
                     (b)  Each Purchaser's Representation .........     2


                                      ARTICLE II

                     THE COMPANY'S REPRESENTATIONS AND WARRANTIES

          2.1        Financial Information ........................     3
                     (a)  Statements ..............................     3
                     (b)  Class of Securities......................     4
                     (c)  Forms....................................     4
                     (d)  Debt ....................................     4
                     (e)  No Material Adverse Change ..............     4
          2.2        Organization, Standing and Qualification
                          of the Company ..........................     4
          2.3        Organization, Standing and Qualification
                          of the Subsidiaries .....................     5
          2.4        Capitalization ...............................     5
          2.5        Authorization ................................     6
          2.6        Franchises, Licenses, Trademarks and
                          Other Rights ............................     6
          2.7        Litigation ...................................     6
          2.8        Title and Liens ..............................     7
          2.9        Leases .......................................     7
          2.10       Burdensome and Conflicting Agreements and
                          Violations of Charter Provisions ........     7
          2.11       Consents and Approvals .......................     8
          2.12       Status Under Certain Statutes ................     8
          2.13       Compliance with ERISA;
                          Multiemployer Plans .....................     8







                                         (i)









          Heading                                                    Page

          2.14       Compliance with Environmental Laws ...........     9
          2.15       Reservation of Shares ........................     9
          2.16       Disclosure ...................................     9
          2.17       Broker's or Finder's Commissions .............    10


                                     ARTICLE III

                                  CLOSING CONDITIONS

          3.1        Opinion of Purchasers' Counsel ...............    10
          3.2        Opinion of Company's Counsel .................    10
          3.3        Representations and Warranties ...............    10
          3.4        Consents and Approvals .......................    10
          3.5        Closing Fee ..................................    11
          3.6        Proceedings and Documents ....................    11
          3.7        Legality of Investment .......................    11
          3.8        Private Placement Numbers ....................    11


                                      ARTICLE IV

                                   USE OF PROCEEDS

          4.1        Actual Use ...................................    11
          4.2        Prohibited Uses ..............................    11


                                      ARTICLE V

                  REGISTRATION, EXCHANGE AND TRANSFER OF DEBENTURES

          5.1        Authorized Denominations .....................    12
          5.2        The Debenture Register; Persons
                          Deemed Owners ...........................    12
          5.3        Issuance of New Debentures Upon Exchange
                          or Transfer .............................    13
          5.4        Lost, Stolen, Damaged and Destroyed
                          Debentures ..............................    13


                                      ARTICLE VI

                                PAYMENT OF DEBENTURES

          6.1        Regular Method of Payment ....................    13
          6.2        Home Office Payment ..........................    14
          6.3        Limitation on Interest .......................    14





                                         (ii)










          Heading                                                    Page

                                     ARTICLE VII

                                AFFIRMATIVE COVENANTS

          7.1        Preservation of Franchises and Existence .....    15
          7.2        Insurance ....................................    15
          7.3        Payment of Taxes and Other Charges ...........    15
          7.4        Commission and Stock Exchange Filings ........    15
          7.5        Compliance Certificates ......................    15
          7.6        Inspection and Other Information .............    16
          7.7        Cost of This Financing .......................    17
                     (a)  Payment of Fees and Expenses ............    17
                     (b)  Reimbursement ...........................    18
                     (c)  Indemnification .........................    18
          7.8        Compliance with Laws .........................    18
          7.9        Financial Reports and Books and Records.......    19
                     (a)  Interim Statements.......................    19
                     (b)  Annual Statements .......................    19
                     (c)  Financial Reports .......................    19
          7.10       Rule 144A Information ........................    20
          7.11       ERISA Reports ................................    20
          7.12       Office and Paying Agent.......................    20


                                     ARTICLE VIII

                                  NEGATIVE COVENANTS

          8.1        Limitation on Debt ...........................    21
          8.2        Limitations on Liens .........................    23
          8.3        Limitation on Restricted Payments ............    24
          8.4        Change of Control ............................    25
          8.5        Asset Sale ...................................    27
          8.6        Transactions with Affiliates .................    29
          8.7        Repurchase of Debentures .....................    30


                                      ARTICLE IX

                            EVENTS OF DEFAULT AND REMEDIES

          9.1        Event of Default .............................    30
          9.2        Other Remedies ...............................    33
          9.3        Conduct No Waiver; Collection Expenses .......    33
          9.4        Remedies Cumulative ..........................    33
          9.5        Cooperation by the Company ...................    33







                                        (iii)










          Heading                                                    Page


                                      ARTICLE X

                                     DEFINITIONS

          10.1       Previous Definitions .........................    34
          10.2       Additional Definitions .......................    34
          10.3       Accounting Principles ........................    47
          10.4       Directly or Indirectly .......................    48


                                      ARTICLE XI

                               CONVERSION OF DEBENTURES

          11.1       Conversion Privilege and Conversion
                       Price ......................................    48
          11.2       Exercise of Conversion Privilege .............    49
          11.3       Fractions of Shares ..........................    50
          11.4       Adjustment of Conversion Price ...............    50
          11.5       Notice of Adjustments of Conversion Price ....    54
          11.6       Notice of Certain Corporate Actions ..........    55
          11.7       Company to Reserve Common Stock; Listing......    56
          11.8       Taxes on Conversions .........................    56
          11.9       Covenant as to Common Stock ..................    56
          11.10      Cancellation of Converted Debentures .........    57
          11.11      Provisions in Case of Reclassification,
                       Consolidation, Merger or Sale of
                       Assets .....................................    57


                                     ARTICLE XII

                    REGISTRATION AND TRANSFER OF RESTRICTED SHARES

          12.1       Shelf Registration ...........................    58
                     (a)  Timing of Filing, Effectiveness
                            and Period of Usability ...............    58
                     (b)  Subsequent Shelf Registrations ..........    59
                     (c)  Additional Interest for Liquidity........    59
                     (d)  Expenses ................................    60
          12.2       Registration Procedures ......................    60
          12.3       Indemnification ..............................    64
                     (a)  Indemnification by the Company ..........    64
                     (b)  Indemnification by the Sellers ..........    65
                     (c)  Notices of Claims .......................    66
                     (d)  Contribution ............................    67






                                         (iv)










          Heading                                                    Page



                     (e)  Rule 144 and Rule 144A Information ......    68
                     (f)  Other Indemnification ...................    69
          12.4       Underwritten Registrations ...................    69


                                     ARTICLE XIII

                             SUBORDINATION OF DEBENTURES

          13.1       Debentures Subordinate to Senior
                       Indebtedness ...............................    70
          13.2       Payment Over of Proceeds Upon
                       Dissolution, Etc. ..........................    70
          13.3       Suspension of Payment When Senior
                       Indebtedness in Default ....................    72
          13.4       Subrogation to Rights of Holders of
                       Senior Indebtedness ........................    74
          13.5       Provisions Solely to Define Relative Rights ..    74
          13.6       No Waiver of Subordination Provisions ........    75
          13.7       Notices ......................................    75
          13.8       Reliance on Judicial Orders or Certificates ..    76
          13.9       No Suspension of Remedies ....................    76
          13.10      Reinstatement ................................    76
          13.11      Amendments to Article XIII ...................    76


                                     ARTICLE XIV

                               REDEMPTION OF DEBENTURES

          14.1       Right of Redemption ..........................    76
          14.2       Applicability of Article .....................    77
          14.3       Election to Redeem; Notice to Holders ........    77
          14.4       Selection by the Company of Debentures
                       to Be Redeemed .............................    77
          14.5       Notice of Redemption .........................    78
          14.6       Deposit of Redemption Price ..................    78
          14.7       Debentures Payable on Redemption Date ........    79
          14.8       Debentures Redeemed in Part ..................    79


                                      ARTICLE XV

                              SATISFACTION AND DISCHARGE

          15.1       Company's Option to Effect Defeasance
                       or Covenant Defeasance......................    79
          15.2       Defeasance and Discharge......................    79



                                         (v)










          Heading                                                    Page



          15.3       Covenant Defeasance...........................    80
          15.4       Conditions to Defeasance or Covenant
                       Defeasance..................................    81
          15.5       Application of Trust Money....................    84
          15.6       Reinstatement.................................    84


                                     ARTICLE XVI

                          CONSOLIDATION, MERGER, CONVEYANCE,
                               SALE, TRANSFER OR LEASE

          16.1       Company May Consolidate, Etc., Only on
                       Certain Terms ..............................    85
          16.2       Successor Substituted ........................    86


                                     ARTICLE XVII

                                    MISCELLANEOUS

          17.1       Amendments and Waivers .......................    86
          17.2       Copies to Regulatory Bodies ..................    87
          17.3       Integration and Severability .................    87
          17.4       Successors and Assigns .......................    87
          17.5       Reliance on and Survival of Various
                       Provisions .................................    88
          17.6       Verification .................................    88
          17.7       Notices and Other Communications .............    88
          17.8       Governing Law ................................    89
          17.9       Restricted Share Legend.......................    89
          17.10      Reproduction of Documents ....................    89
          17.11      Table of Contents and Headings ...............    90
          17.12      Counterparts .................................    90

          EXECUTION BY PARTIES ....................................    90

          SCHEDULE 1  Payment Information

          EXHIBIT A    8.5% Senior Subordinated Convertible Debenture
          EXHIBIT B    Form of Opinion of Purchasers' Counsel
          EXHIBIT C-1 Form of Opinion of Company's General Counsel EXHIBIT C-2 Form of Opinion of Company's Special Counsel







                                         (vi)















                             DEBENTURE PURCHASE AGREEMENT


                   DEBENTURE PURCHASE AGREEMENT, dated as of January 11, 1994 (this "Agreement"), between ZENITH ELECTRONICS CORPORATION, a Delaware corporation (the "Company"), and the Purchasers listed on Schedule 1 hereto (the "Purchasers").

                   The Company and each Purchaser agree as follows:

                                      ARTICLE I

                       AUTHORIZATION AND ISSUANCE OF DEBENTURES

                   1.1 AUTHORIZATION OF ISSUE. The Company will duly authorize the issuance of its 8.5% Senior Subordinated
          Convertible Debentures due January 18, 2001, in the aggregate principal amount of $20,000,000. Each Debenture shall be substantially in the form of Exhibit A hereto.

                   1.2 ISSUANCE OF DEBENTURES. (a) Purchase of Debentures. Subject to the terms hereof, the Company agrees to sell, and each Purchaser agrees to purchase, on the Closing Date hereinafter referred to, Debentures in the aggregate principal amount of Debentures set forth opposite such Purchaser's name in
          Schedule 1 hereto at a price equal to 100% of the principal amount thereof, payable in immediately available funds. The obligations of the Purchasers hereunder are several and not joint and the Purchasers shall not have any obligation or liability for the obligations or liabilities of any other Purchaser hereunder.

                        (b) Closing Date; Delivery of Debentures. The date for the purchase and sale of Debentures hereunder (the "Closing Date") shall be January 18, 1994. Purchase and sale of the Debentures hereunder shall take place at 10:00 A.M., New York City time, on the Closing Date, at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York, or such other place as the parties hereto may designate.
          On the Closing Date, the Company will deliver to each Purchaser against payment of the purchase price therefor, one or more Debentures in the aggregate principal amount of Debentures then to be purchased by such Purchaser, dated the Closing Date and registered in such Purchaser's name or in the name of its nominee.


                   1.3  SECURITIES LAWS.  (a)  The Company's
          Representations and Agreements. The Company represents and warrants to the Purchasers that the Company has not, directly or through any agent, offered any of the Debentures or any similar security for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than twenty other institutional investors each of whom was offered a portion of the Debentures or the Pari Passu Debentures in a private sale for investment, and the Company agrees that neither the Company nor any agent acting on the Company's behalf has done or caused to be done or will do or cause to be done or omit to do or cause to be done anything which would result in bringing the issuance or sale of the Debentures within the registration requirements of Section 5 of the Securities Act.

                        (b)  Each Purchaser's Representation.  Each
          Purchaser represents and warrants, and in entering into this Agreement the Company understands, and acknowledges that (1) such Purchaser is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act and (2) it is acquiring the Debentures for its own account and not with a view to distribution (as such term is used under Section 2(11) of the Securities Act) thereof; provided that the disposition of each Purchaser's property shall at all times be and remain within such Purchaser's control. Without limiting the foregoing, each Purchaser acknowledges and agrees that the Debentures have not and will not be registered under the Securities Act and it agrees that it will reoffer or resell the Debentures or the Restricted Shares purchased by it under this Agreement (i) only (A) to the Company, (B) pursuant to any transaction under and meeting the requirements of Rule 144A, as amended from time to time, promulgated under the Securities Act, (C) pursuant to an exemption from registration under the Securities Act in accordance with Rule 144, as amended from time to time, promulgated under the Securities Act or (D) in accordance with any other available exemption from the requirements of Section 5 of the Securities Act, (ii) in accordance with any applicable federal and state securities laws and (iii) in the case of resales pursuant to subclauses (B), (C) or (D) of clause (i) above, after delivering to the Company a completed and signed Assignment Form attached to the Debenture (or equivalent form in the case of Restricted Shares) or other documentation that demonstrates to the reasonable satisfaction of the Company that such transaction is exempt from the registration requirements of the Securities Act. Each Purchaser agrees that it will, and each subsequent Holder, by its acceptance of a Debenture, will be deemed to have agreed that it will, comply with, and notify any purchaser of any


          Debenture or Restricted Share from you or such subsequent Holder, as the case may be, of the resale restrictions referred to in this Section 1.3(b). In addition, each Purchaser represents and warrants, and each subsequent Holder by its acceptance of a Debenture will be deemed to have represented and warranted, that the acquisition of the Debenture or Debentures by such Person does not constitute a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. Each Purchaser further represents and warrants, and each subsequent Holder by its acceptance of a Debenture will be deemed to have represented and warranted, that it will not have, immediately after the acquisition of any Debentures, Beneficial Ownership, directly or indirectly, of Common Stock of the Company representing more than 5% of the outstanding Common Stock of the Company. For purposes of calculating such 5% ownership, (i) any options, rights, stock subscription warrants or debt securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company owned or held by such Purchaser or Holder shall be deemed to be that number of outstanding shares of Common Stock for which they are convertible, exchangeable or exercisable, but (ii) no shares of Common Stock issuable with respect to outstanding options, rights, stock subscription warrants or debt securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company shall be counted in calculating the total number of shares of outstanding Common Stock.


                                      ARTICLE II

                     THE COMPANY'S REPRESENTATIONS AND WARRANTIES

                   The Company represents and warrants as follows:

                   2.1 FINANCIAL INFORMATION. (a) Statements. The Company has heretofore filed all reports, statements and schedules with the Commission required to be filed pursuant to the Exchange Act since January 1, 1988 (the "SEC Reports") and has delivered to the Purchasers copies of all SEC Reports. The SEC Reports did not (as of their respective filing dates) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited and unaudited consolidated financial statements of the Company included in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis

          (except as stated in such financial statements) and fairly present the financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and consolidated cash flows for the periods then ended, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which were not materially adverse to the Company and the Subsidiaries taken as a whole. The Company and the Subsidiaries have no material liabilities, fixed or contingent, other than (i) liabilities fully reflected in said financial statements and (ii) liabilities incurred since December 31, 1992 in the ordinary course of business which in the aggregate have no material adverse effect on the financial condition of the Company and the Subsidiaries on a consolidated basis or on the conduct of their businesses.

                        (b) Class of Securities. When the Debentures are issued pursuant to this Agreement, such Debentures will satisfy the requirements set forth in Rule 144A(d)(3) promulgated under the Securities Act.

                        (c) Forms. The Company agrees that it will file with the Commission a Notice on Form D in the form and at the time required under Regulation D under the Securities Act in respect of the transactions contemplated by this Agreement; and to furnish promptly to the Purchasers evidence of each such required timely filing.

                        (d) Debt. The Company has furnished to each Purchaser true, correct and complete copies of each instrument which evidences, or will evidence on the Closing Date, any Debt in excess of $5,000,000 of the Company or any Subsidiary and each instrument under which any Debt in excess of $5,000,000 of the Company or any Subsidiary is or will be issued or by which it is or may be secured.

                        (e)  No Material Adverse Change.  Other than
          changes reflected in the SEC Reports, there has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company since
          December 31, 1992, whether or not covered by insurance and whether or not arising from transactions in the ordinary course of business.

                   2.2 ORGANIZATION, STANDING AND QUALIFICATION OF THE COMPANY. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which failure to so qualify would materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis.

                   2.3 ORGANIZATION, STANDING AND QUALIFICATION OF THE SUBSIDIARIES. Each Subsidiary is a corporation duly organized and validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which failure to so qualify would materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis. All of the outstanding shares of the Capital Stock of each class of each Subsidiary have been validly issued and are fully paid and nonassessable and, except for directors' qualifying shares required by law, are owned, beneficially and of record, by the Company or another Subsidiary free and clear of any Liens.

                   2.4 CAPITALIZATION. The authorized Capital Stock of the Company consists solely of 100,000,000 shares of Common Stock, par value $1.00 per share, of which 34,771,558 shares of Common Stock are outstanding as of January 1, 1994, all of which have been duly authorized and validly issued by the Company and are fully paid, nonassessable and free of preemptive rights, and 8,000,000 shares of Preferred Stock, $l.00 par value, none of which are outstanding as of the date hereof. There are 21,000 shares of Common Stock held on the date hereof in the treasury of the Company. The issuance and sale of all outstanding shares have been in full compliance with all applicable federal and state securities laws. Except (i) pursuant to the Debentures,
          (ii) pursuant to the Pari Passu Debentures, (iii) as otherwise disclosed in the SEC Reports, (iv) options granted under the 1987 Zenith Stock Incentive Plan, (v) 96,552 shares of Common Stock issuable by the Company in a private placement in settlement of a patent infringement action and (vi) any shares of Common Stock which may be issued and contributed to the Zenith Hourly and Salaried Employees Profit Sharing Retirement Plans, there are no subscriptions, options, warrants or calls relating to the issuance by the Company of any shares of its Capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Other than pursuant to the 6-1/4 Debentures, the Pari Passu Debentures, certain agreements with employees which are disclosed in the SEC Reports and certain other agreements with employees involving not more than 100,000 shares of Common Stock, the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock. There are no voting trusts or other agreements or understandings with respect to the voting of the Capital Stock of the Company to which the Company is a party. The Common Stock is vested with all the voting rights in the Company.

                   2.5 AUTHORIZATION. The Company has full power and authority to execute and deliver this Agreement and the Debentures, to perform its obligations hereunder and thereunder and to engage in the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered and constitutes, and the Debentures will, upon their issuance, execution and delivery, constitute, the legal, valid and binding obligations of the Company.

                   2.6 FRANCHISES, LICENSES, TRADEMARKS AND OTHER RIGHTS. The Company and the Subsidiaries have all franchises, permits, licenses and other authority as are necessary to enable them to conduct the business of the Company and the Subsidiaries on a consolidated basis, except for such franchises, permits, licenses or authorities which the failure to have do not, individually or in the aggregate, materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis, and the Company and the Subsidiaries are not in default under any of such franchises, permits, licenses or other authority, except for such defaults which do not, individually or in the aggregate, materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole. The Company and the Subsidiaries possess all patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights necessary to conduct the business of the Company and the Subsidiaries on a consolidated basis, without conflict with any valid rights of others, except for such conflicts which do not, individually or in the aggregate, materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis.

                   2.7 LITIGATION. There is no action, suit or proceeding pending against or, to the best of the Company's knowledge, threatened against the Company or any Subsidiary before or by any court, governmental authority or arbitrator, which (i) questions, either individually or collectively, the validity of this Agreement, the Debentures or the consummation of the transactions herein and therein contemplated, (ii) would reasonably be expected to result, either individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis or
          (iii) would reasonably be expected to impair, individually or collectively, in any material respect the ability of the Company to perform its obligations under this Agreement or the Debentures.

                   2.8 TITLE AND LIENS. Except as otherwise disclosed in the SEC Reports, the Company or one or more of the Subsidiaries have good and marketable fee simple title to all the real property, and a valid and indefeasible ownership interest in all the other assets, reflected in the financial statements included in the SEC Reports or subsequently acquired by the Company or any Subsidiary other than that subsequently sold or otherwise disposed of in the ordinary course of business, subject in each case only to Liens permitted by Section 8.2.

                   2.9 LEASES. The Company and Subsidiaries enjoy peaceful and undisturbed possession under all of the leases for the use of personal property and real property under which the Company or any Subsidiary is a lessee or is operating. All of such leases are valid and subsisting, subject only to Liens permitted by Section 8.2, and none of them is in default, except for such defaults which do not, individually or in the aggregate, materially and adversely affect the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis.

                   2.10 BURDENSOME AND CONFLICTING AGREEMENTS AND VIOLATIONS OF CHARTER PROVISIONS. Neither the Company nor any Subsidiary is bound by any agreement or instrument or subject to any charter or other corporate restriction which materially and adversely affects the business, properties, operations or condition, financial or otherwise, of the Company or the Subsidiaries. Neither the Company nor any Subsidiary is (i) in violation of its charter or by-laws or (ii) in default under or in violation of any agreement or instrument by which it is bound, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority applicable to it which, in any case under clause (ii) would result, individually or collectively, in any material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis (other than the effect under the Credit Agreement in connection with the Company's fourth quarter special charge disclosed in the Company's Current Report on Form 8-K dated December 15, 1993). Neither the authorization, execution and delivery of this Agreement, the Debentures, the consummation of the transactions herein and therein contemplated, nor the fulfillment of or compliance with the terms hereof and thereof, will conflict with or result in a breach of any of the terms of the charter or by-laws or any other corporate restriction, or of any statute, law, rule or regulation, or of any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of any agreement or instrument, which is applicable to the Company or any Subsidiary or by which the Company or any Subsidiary is bound, or constitute a default thereunder, or result in the imposition of any Lien upon any of the properties or assets of the Company or any Subsidiary.

                   2.11 CONSENTS AND APPROVALS. The Company has obtained or made all necessary (i) governmental consents, approvals and authorizations, and registrations and filings with governmental authorities and (ii) consents, approvals, waivers and notifications of stockholders, creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement and the Debentures and the consummation of the transactions herein and therein contemplated.

                   2.12 STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is: (i) a "public utility company" or a "holding company", or an "affiliate" or a "subsidiary company" of a "holding company", or an "affiliate" of such a "subsidiary company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) a "public utility" as defined in the Federal Power Act, as amended, or (iii) an "investment company" or an "affiliated person" thereof or an "affiliated person" of any such "affiliated person", as such terms are defined in the Investment Company Act of 1940, as amended.

                   2.13 COMPLIANCE WITH ERISA; MULTIEMPLOYER PLANS. Neither the acquisition of the Debentures by any Purchaser nor the consummation of any of the other transactions contemplated by this Agreement is or will constitute a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA. Neither the Company nor any ERISA Affiliate maintains, contributes to or is obligated to contribute to (or has in the past maintained, contributed to or been required to contribute
          to) any Plan subject to Title IV of ERISA for which the Company or any ERISA Affiliate has, or may have any liability, contingent or otherwise, other than a "multiemployer plan" (as defined in Section 4001 of ERISA).

          Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability (within the meaning of Section 4201 of ERISA) to any "multiemployer plan" as that term is defined in
          Section 4001 of ERISA, which liability has not been fully paid as of the date hereof and neither the Company nor any ERISA Affiliate shall incur any withdrawal liability prior to the Closing Date. If the Company and each ERISA Affiliate were to incur a complete withdrawal (as described in Section 4203 of ERISA) from all multiemployer plans as of the Closing Date, the aggregate withdrawal liability, as determined under Section 4201 of ERISA, with respect to all such multiemployer plans would not exceed $1,000,000.

                   2.14 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company and the Subsidiaries are in compliance with all applicable statutes, rules, regulations and orders of all governmental authorities relating to environmental protection and pollution control, with respect to the conduct of their respective businesses and the ownership of their respective properties, except where such failure to comply will not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis.

                   2.15 RESERVATION OF SHARES. The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon such conversion free from preemptive rights in favor of the holders of shares of Capital Stock or other securities of the Company.

                   2.16 DISCLOSURE. This Agreement, the Debentures and all other documents, certificates, instruments, reports and statements furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and thereby (including any placement memorandum or offering circular), taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. Other than facts relating to pending legislation or general economic conditions, there is no fact known to the executive officers of the Company which materially and adversely affects, or which is reasonably likely to materially and adversely affect during the six month period commencing on the date hereof, the business, properties, operations or condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis, which has not been set forth in this Agreement, the Debentures or in the other documents, instruments, certificates and statements previously furnished in writing to each Purchaser or Purchasers' counsel by or on behalf of the Company in connection with the transactions contemplated hereby.

                   2.17 BROKER'S OR FINDER'S COMMISSIONS. No broker's or finder's placement fee or commission will be payable by the Company with respect to the issue of the Debentures or any of the transactions contemplated hereby. The Company will hold the Purchasers harmless from any claim, demand or liability for broker's or finder's placement fees or commissions whether or not payable by the Company alleged to have been incurred in connection with this transaction.



                                     ARTICLE III

                                  CLOSING CONDITIONS

                   Each Purchaser's obligation to purchase and pay for the Debentures on the Closing Date is subject to the complete satisfaction of such Purchaser, on or before the Closing Date, of the conditions set forth in this Article.

                   3.1 OPINION OF PURCHASERS' COUNSEL. Such Purchaser shall have received from Fried, Frank, Harris, Shriver & Jacobson, counsel for the Purchasers, an opinion, dated the Closing Date, substantially in the form set forth in Exhibit B hereto.

                   3.2 OPINION OF COMPANY'S COUNSEL. Such Purchaser shall each have received from John Borst, Jr., Vice President and General Counsel of the Company, and Sidley & Austin, special counsel for the Company, an opinion, dated the Closing Date, substantially in the form set forth in Exhibits C-1 and C-2 hereto, respectively.

                   3.3 REPRESENTATIONS AND WARRANTIES. The Company's representations and warranties contained in Section 1.3(a) and in Articles II and IV shall be true on and as of the Closing Date with the same effect as if made on and as of the Closing Date. There shall exist on the Closing Date no Event of Default and no condition or event which, with notice or lapse of time, would constitute an Event of Default if the Debentures had been outstanding at all times from and after the date hereof, and all agreements and conditions to be performed or satisfied by the Company hereunder on or before the Closing Date shall have been duly performed or satisfied. The Company shall have delivered to such Purchaser a certificate, dated the Closing Date and signed by its President or one of its Vice Presidents, to each such effect.

                   3.4 CONSENTS AND APPROVALS. The Company shall have delivered to such Purchaser a certificate, dated the Closing Date and signed by its President or one of its Vice Presidents,

          listing any consents, waivers, approvals, authorizations, registrations, filings and notifications of the character referred to in Section 2.11 which are necessary, to which shall be attached evidence, satisfactory to such Purchaser, that the same have been obtained or made and are in full force and effect, or stating that none is necessary.

                   3.5 CLOSING FEE. Each Purchaser shall have received, in immediately available funds, the closing fee set forth opposite such Purchaser's name in Schedule 1 hereto.

                   3.6 PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incident to the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to such Purchaser, and such Purchaser shall have received copies of all documents and records relating thereto which such Purchaser may reasonably request.

                   3.7 LEGALITY OF INVESTMENT. Each Purchaser's acquisition of the Debentures shall be permitted as of the Closing Date under the provisions of all applicable laws or governmental regulations, and such acquisition shall not subject such Purchaser to any penalty or other onerous condition in or pursuant to any such law or regulation; and each Purchaser shall have received such certificates or other evidence as such Purchaser may reasonably request to establish compliance with this condition.

                   3.8 PRIVATE PLACEMENT NUMBERS. The Company shall have applied to Standard and Poor's Corporation for assignment of, and shall have received prior to the Closing Date, a Private Placement Number or Cusip Number for the Debentures.


                                      ARTICLE IV

                                   USE OF PROCEEDS

                   4.1 ACTUAL USE. The Company represents, warrants, covenants and agrees that the proceeds of the sale of the Debentures will be used by the Company first to repay any borrowings under the Credit Agreement outstanding on the Closing Date and then for working capital purposes and capital expenditures.

                   4.2 PROHIBITED USES. The Company also represents, warrants, covenants and agree that:

                        (a)  the Company does not intend to acquire,
          directly or indirectly, any "margin stock", as defined in Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207) or Regulation U of said Board (12 CFR
          221); and the Company will not use any proceeds from the sale of the Debentures to purchase or carry any "security", as defined in
          Section 3(a)(10) of the Exchange Act, or for any other purpose which would result in any transaction contemplated by this Agreement constituting a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207), or which would involve a violation of
          Section 7 of the Exchange Act or Regulation T, U or X of said Board of Governors (12 CFR Parts 220, 221 and 224, respectively); and

                        (b) The Company does not intend to apply and will not apply any part of the proceeds of the sale of the Debentures in any manner which is unlawful or which would involve a violation of Executive Orders 12775 and 12779 (56 Fed. Reg. 50641 and 55975) Prohibiting Certain Transactions with respect to Haiti or any of the following regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended): the Foreign Assets Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Iraqi Transactions Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations and the Libyan Sanctions Regulations.


                                      ARTICLE V

                  REGISTRATION, EXCHANGE AND TRANSFER OF DEBENTURES

                   5.1 AUTHORIZED DENOMINATIONS. The Debentures are issuable only in denominations of at least $100,000 (or, in the case of any Debenture, the remaining balance thereof, if less than $100,000).

                   5.2 THE DEBENTURE REGISTER; PERSONS DEEMED OWNERS. The Company shall maintain, at its office designated for notices in accordance with Section 7.12, a register for the Debentures (the "Debenture Register"), in which the Company shall record the name and address of the Person in whose name each Debenture has been issued and the name and address of each transferee and prior owner of each Debenture. The Company may deem and treat the Person in whose name a Debenture is so registered as the holder and owner thereof for all purposes and shall not be affected by any notice to the contrary, until due presentment of such Debenture for registration of transfer as provided in this Article V.

                   5.3 ISSUANCE OF NEW DEBENTURES UPON EXCHANGE OR TRANSFER. Upon registration of transfer of any Debenture at the office of the Company designated for notices in accordance with
          Section 7.12, the Company shall execute and deliver, at its expense, one or more new Debentures of the same class of any authorized denominations requested by the Holder of the surrendered Debenture, each dated the date to which interest has been paid on the Debenture so surrendered (or, if no interest has been paid, the date of such surrendered Debenture), but in the same aggregate unpaid principal amount as such surrendered Debenture, and registered in the name of such Person or Persons as shall be designated in writing by such Holder. Every Debenture surrendered for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the Holder of such Debenture or by its attorney duly authorized in writing. The Company may condition the issuance of any new Debenture or Debentures in connection with a transfer by any Person other than a Purchaser on the payment of a sum sufficient to cover any stamp tax or other governmental charge imposed in respect of such transfer.

                   5.4 LOST, STOLEN, DAMAGED AND DESTROYED DEBENTURES. At the request of any Holder, the Company will issue, at its expense, in replacement of any Debenture or Debentures lost, stolen, damaged or destroyed, upon surrender of the mutilated portions thereof, if any, a new Debenture or Debentures of the same denominations, of the same unpaid principal amounts and otherwise of the same class and tenor as, the Debenture or Debentures so lost, stolen, damaged or destroyed. The Company may condition the replacement of a Debenture reported by a Holder as lost, stolen, damaged or destroyed upon the receipt from such Holder of an indemnity or security reasonably satisfactory to the Company, provided that if such Holder shall be any Purchaser or its nominee or an institutional investor having assets in excess of $100,000,000 or its nominee, such Purchaser's or such institutional investor's agreement of indemnity shall be sufficient for purposes of this Section 5.4.


                                      ARTICLE VI

                                PAYMENT OF DEBENTURES

                   6.1  REGULAR METHOD OF PAYMENT.  Except as provided in
          Section 6.2, the principal of, and the premium, if any, and interest on, each Debenture shall be payable at the office or agency of the Company maintained pursuant to Section 7.12, in lawful money of the United States of America, against presentment of such Debenture for notation of payment or, in the case of a payment in full of such Debenture, against surrender thereof, at the respective times and in the manner provided herein and in the Debentures.

                   6.2 HOME OFFICE PAYMENT. So long as any Purchaser or its nominee shall be a Holder, the Company will pay all sums becoming due on each Debenture held by such Purchaser or such nominee at the address of such Purchaser specified for such purpose in Schedule 1 hereto, by wire transfer of immediately available funds, or at such other address or by such other method as such Purchaser shall have designated by notice to the Company, without presentment and without notations being made thereon, except that any such Debenture so paid or prepaid in full shall be surrendered to the Company for cancellation upon written request by the Company therefor. Before selling or otherwise transferring any such Debenture, such Purchaser will make a notation thereon of the aggregate amount of all payments of principal theretofore made, and of the date to which interest has been paid. If the transferee of any Debenture is an institutional investor having assets in excess of $100,000,000 or its nominee and is the Holder of at least $5,000,000 principal amount of Debentures, and shall request the Company to make all payment on account of such Debenture either by check or by wire transfer of immediately available funds, as specified in such request, at an address specified in such request, the Company will make such payments in compliance with such request, provided that said institutional investor undertakes in said request the same obligations in respect of such Debenture as those undertaken by such Purchaser in the immediately preceding sentence.

                   6.3 LIMITATION ON INTEREST. No provision of this Agreement or of any Debenture shall require the payment or permit the collection of interest in excess of the maximum which is permitted by law. If any such excess interest is provided for herein or in any Debenture, or shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum permitted by law, and the right to demand payment of any such excess interest is hereby waived, any other provisions in this Agreement or in any Debenture to the contrary notwithstanding.


                                     ARTICLE VII

                                AFFIRMATIVE COVENANTS

                   The Company covenants and agrees that, from the date hereof until the Debentures have been paid in full in accordance with the terms thereof (and thereafter to the extent provided in Section 7.7):

                   7.1 PRESERVATION OF FRANCHISES AND EXISTENCE. Except as otherwise permitted by this Agreement, the Company will
          (i) maintain its corporate existence, rights and franchises in full force and effect, and (ii) cause the Subsidiaries to maintain their respective corporate existences, rights and franchises in full force and effect, provided that nothing in this Section 7.1 shall prevent (x) any merger of a Subsidiary into the Company or another Subsidiary or (y) the Company or any Subsidiary from discontinuing any material operations in any particular state or jurisdiction or at any particular location or locations within the state or jurisdiction, or prevent the corporate existence, rights and franchises of any Subsidiary from being terminated if, in the opinion of the Board of Directors of the Company, such discontinuance or termination will not adversely affect the Holders or the business, properties, operation or condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis.

                   7.2 INSURANCE. The Company will maintain or cause to be maintained with respect to its properties and business and the properties and businesses of the Subsidiaries, with financially sound and reputable insurers, insurance against such casualties and contingencies of such types and in such amounts as is consistent with sound business practice.

                   7.3 PAYMENT OF TAXES AND OTHER CHARGES. The Company will pay, and will cause each of the Subsidiaries to pay, when due, (i) all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income, and
          (ii) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any of its properties, subject, in the case of any of the foregoing or any Lien in respect thereof, to clause (a) of Section 8.2.

                   7.4 COMMISSION AND STOCK EXCHANGE FILINGS. Promptly upon their becoming available, the Company will deliver to each Holder a copy of (i) all regular or periodic reports, if any, which the Company or any Subsidiary shall file with the Commission or any national securities exchange, and (ii) all reports, proxy statements and financial statements delivered or sent by the Company to its stockholders or by any Subsidiary to its stockholders other than the Company.

                   7.5 COMPLIANCE CERTIFICATES. Within 50 days after the close of each of the first three quarters of each fiscal year of the Company, and within 100 days after the close of each fiscal year of the Company, the Company will deliver to each Holder a certificate, signed by the Chairman, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, stating that a review of the activities of the Company and the Subsidiaries during such quarter or such fiscal year, as the case may be, has been made under such officer's supervision and that no Event of Default or condition or event which, with notice or lapse of time, would constitute an Event of Default has occurred, or, if such has occurred, specifying the nature and status thereof, and containing, as long as any Debenture remains outstanding, a computation (in reasonable detail) demonstrating compliance with the provisions of Article VIII. Within 15 days after the Holder of at least $10,000,000 principal amount of Debentures shall so request, the Company will execute and deliver to such Holder a certificate, signed by the Chairman, the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company, stating that this Agreement and every Debenture held by or registered in the name of such Holder are unmodified and in full effect (or, if there has been any modification, that this Agreement and every such Debenture are in full effect as modified, and setting forth such modifications), and either stating that to the knowledge of the signer of such certificate no default exists hereunder, or specifying each such default of which the signer may have knowledge.

                   7.6 INSPECTION AND OTHER INFORMATION. Each Holder of at least $10,000,000 principal amount of Debentures, and such Persons as it may designate, may visit and inspect any of the properties of the Company or any Subsidiaries, examine their books of account, take extracts therefrom and discuss the affairs, finances and accounts of the Company or such Subsidiary with its officers and public accountants (and by this provision the Company and each Subsidiary hereby authorize said accountants to discuss with each Holder and such Persons its finances and accounts), at such reasonable times during business hours and with prior notice and as often as such Holder may reasonably desire. The Company will furnish to each Holder such other financial information as it from time to time may reasonably request. Notwithstanding the foregoing, the Company shall not be required to disclose to any Holder any information pursuant to this Section 7.6 if such disclosure would result in a material breach of a confidentiality agreement to which the Company or a Subsidiary is a party.

                   Any information which is furnished pursuant to this
          Section 7.6 and is designated in writing by the Company as confidential shall be treated as confidential by each Holder in accordance with such procedures as such Holder applies generally to information of this kind; provided, however, that each such Holder may disclose any such information (a) as has become generally available to the public (other than by an act of a Holder in violation of this Agreement), (b) as may be required in any report, statement or testimony required to be submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over any such Holder or to the National Association of Insurance Commissioners or similar organization or their successors, (c) as may be required in response to any summons or subpoena or in connection with any litigation, (d) to the extent that any such Holder believes it appropriate in order to comply with any law, order, regulation or ruling applicable to such Holder and (e) to the prospective transferee in connection with any contemplated transfer of any of the Debentures by such Holder. Prior to any disclosure by a Holder to a prospective transferee pursuant to clause (e) above (which is not an affiliate of such Holder) of any such information designated in writing by the Company as confidential which information has not become generally available to the public through a disclosure by a Holder pursuant to clauses (a),
          (b), (c) or (d) above, such Holder will cause such prospective transferee to enter into an undertaking pursuant to which such prospective transferee will agree to be bound by the confidentiality provisions of this Section 7.6.

                   7.7 COST OF THIS FINANCING. Whether or not the transactions contemplated by this Agreement shall be consummated:

                        (a) Payment of Fees and Expenses. The Company will pay all costs and expenses of each Purchaser in connection with this Agreement and the consummation of all transactions contemplated hereby, all printing or reproduction expenses relating to transactions contemplated by this Agreement, and the cost of transmitting the Debentures to such address as may be requested by the Purchaser, and will pay (on the Closing Date) the reasonable fees, expenses, and disbursements of Fried, Frank, Harris, Shriver & Jacobson, counsel to the Purchasers for their services in connection therewith. Without limiting the foregoing, the Company agrees to pay the cost of obtaining a private placement number for the Debentures and authorizes the submission of such information as may be required by Standard and Poor's Corporation for the purpose of obtaining such number.

                   The Company will also pay all costs and expenses of the Purchasers and each other Holder relating to any future amendment or supplement to this Agreement or any of the Debentures (or any proposal for such amendment or supplement)

          requested by the Company whether or not consummated or any waiver or consent with respect thereto (or any proposal for such waiver or consent) whether or not consummated, including but not limited to out-of-pocket expenses, the cost of all accounting services required thereby, all printing or reproduction expenses relating to transactions contemplated thereby, and the cost of transmitting the Debentures to such address as may be requested by the Purchasers or Holders, and will pay the reasonable fees, expenses, and disbursements of counsel to the Purchasers and Holders for their services in connection therewith; provided, however, that the Company shall not, in connection with any one such amendment, supplement, waiver or consent, be required to pay the reasonable fees, expenses, and disbursements of more than one separate firm of attorneys (together with appropriate local counsel) at any one time for such Purchasers or Holders, which firm shall be designated by the Holders of a majority in aggregate principal amount of Debentures.

                        (b) Reimbursement. The Company will reimburse all costs and expenses of the character referred to in clause (a) of this Section 7.7 which shall have been paid by any Purchaser or any Holder.

                        (c) Indemnification. The Company will pay and indemnify each Purchaser and every other Holder of any of the Debentures against all liability and loss with respect to (i) all claims for fees or commissions of brokers or finders retained by the Company, if any, with respect to the execution and delivery of this Agreement, any transactions contemplated by this Agreement, or the original issuance of the Debentures and
          (ii) all taxes (other than transfer taxes) and other public charges payable in connection with the issuance of any of the Debentures, or the execution, delivery and enforcement of this Agreement or amendment or supplement to this Agreement.

                   The obligations of the Company under this Section 7.7 shall survive the payment, transfer or conversion of the Debentures.

                   7.8 COMPLIANCE WITH LAWS. The Company will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations and orders of all governmental authorities, with respect to the conduct of its business and the ownership of its properties, including without limitation (i) all applicable statutes, rules, regulations and orders relating to environmental protection and pollution control, (ii) the Occupational Safety and Health Act of 1970, as amended, and (iii) ERISA, if failure to so comply, individually or in the aggregate, may have a material adverse effect on the condition, financial or otherwise, of the Company and the Subsidiaries on a consolidated basis.

                   7.9 FINANCIAL REPORTS AND BOOKS AND RECORDS. The Company will keep proper books of record and account with respect to all dealings or transactions of the business and affairs of the Company, in accordance with GAAP, and will furnish to each
          Holder:

                         (a) Interim Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year of the Company, copies of the unaudited financial statements of the Company and its subsidiaries that are customarily provided by the Company for reporting purposes, all in reasonable detail and certified by an executive officer of the Company as presenting fairly the financial position of the Company; provided that so long as the Company is subject to the reporting requirements of the Exchange Act, the Company may satisfy this requirement by delivery of the Form 10-Q filed by it with the Commission.

                         (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of consolidated financial statements of the Company and its subsidiaries setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants selected by the Company, to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the end of the fiscal year being reported on in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances; provided that so long as the Company is subject to the reporting requirements of the Exchange Act, the Company may satisfy this requirement by delivery of the Form 10-K filed by it with the Commission.

                         (c)  Financial Reports.  The provisions of
          paragraphs (a) and (b) notwithstanding, promptly after the same are available, copies of all financial statements and reports as the Company shall send or make available generally to its stockholders, including without limitation, periodic reports containing unaudited interim statements of results to the extent such reports are prepared by the Company.

                   7.10 RULE 144A INFORMATION. The Company will furnish to each holder of Debentures or Restricted Shares and any prospective purchaser designated by such holder, except at such times as the Company is a reporting company under Section 13 or 15(d) of the Exchange Act, all information described in Rule 144A(d)(4) promulgated under the Securities Act, including such financial or other information as any holder of the Debentures or Restricted Shares or any Person designated by such holder may reasonably determine is required to permit such holder to comply with the requirements of Rule 144A promulgated under the Securities Act in connection with the resale by it of the Debentures or Restricted Shares, in any such case promptly after the same is requested.

                   7.11 ERISA REPORTS. The Company shall notify each Holder in a statement of an authorized officer of the Company setting forth in reasonable detail the circumstances surrounding such event within 30 days after the Company has knowledge of, or is notified of, the occurrence of (i) a reportable event (within the meaning of Section 4043 of ERISA) with respect to any Plan;
          (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other Person to terminate or reorganize any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan; (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company with respect to any post-retirement welfare liability; (vi) any failure to make a required installment or other payment with respect to a Plan, on or prior to the applicable date, pursuant to Section 412(m) of the Code or (vii) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                   7.12 OFFICE AND PAYING AGENT. The Company shall designate an office in the United States where notices, presentations and demands to or upon the Company in respect of this Agreement and the Debentures may be given or made. As of the date of this Agreement, such office is located at the Company's address set forth in Section 17.7. The Company will give written notice to each Holder of the Debentures of any change in location of such office within 15 days after the date of any such change. Notwithstanding the foregoing, in lieu of maintaining an office as herein contemplated, the Company may appoint and maintain a Paying Agent in the Borough of Manhattan, the City of New York for the purposes of receiving all notices, presentations and demands to or upon the Company in respect of this Agreement and the Debentures and, in such event, the Paying Agent shall maintain the Debenture Register provided for in Section 5.2. Whether or not the Company appoints a Paying Agent for the aforesaid purposes, the Company shall appoint a Paying Agent for the purposes specified in Sections 8.4, 8.5, 14.6 and 15.1 hereof. On or prior to the dates on which the Company shall appoint any Paying Agent, the Company shall give written notice to the Holders of the Notes.


                                     ARTICLE VIII

                                  NEGATIVE COVENANTS

                   The Company covenants and agrees that, so long as any of the Debentures shall be outstanding:

                   8.1 LIMITATION ON DEBT. The Company will not, and will not permit any Subsidiary to, create, incur, assume, suffer to exist or otherwise become liable for, any Debt, except:

                        (a)  Debt of the Company or any Subsidiary
          outstanding on October 2, 1993;

                        (b) Debt under the Credit Agreement or under any one or more extensions, renewals, replacements or refinancings thereof; provided, that the aggregate principal amount of Debt (or if any Debt is issued at a price less than the principal amount thereof, the original issue price thereof) outstanding pursuant to this clause (b) at any time shall not exceed $110,000,000;

                        (c) Debt, not to exceed $55,000,000 in aggregate principal amount, evidenced by the Pari Passu Debentures;

                        (d) Debt, not to exceed $20,000,000 in aggregate principal amount, evidenced by Debentures delivered under this Agreement;

                        (e) Debt which either (i) ranks subordinate in right of payment to the Debentures (to at least the same extent as the Debentures are subordinated to Senior Indebtedness) and which by its terms, upon the happening of any event, or otherwise (other than as a result of a default or event of default), does not mature and is not required to be redeemed, and is not redeemable at the option of the holder, in whole or in part, prior to the first anniversary of the Stated Maturity of the Debentures, or (ii) is secured by a Lien permitted by Section 8.2; provided, however, that the aggregate principal amount of Debt (or if any Debt is issued at a price less than the principal amount thereof, the original issue price thereof)

          outstanding pursuant to this clause (e) at any time shall not exceed $170,000,000, less the sum of (i) the amount by which the aggregate principal amount of Debt outstanding pursuant to clause
          (b) of this Section 8.1 (computed as provided in such clause) exceeds $90,000,000 and (ii) the aggregate principal amount of Debt outstanding pursuant to clause (d) of this Section 8.1; provided, further, that up to $20,000,000 (less the aggregate principal amount of Debt outstanding pursuant to clause (d) of this Section 8.1) of the Debt outstanding pursuant to this clause
          (e) may rank pari passu in right of payment with the Debentures if, by its terms, upon the happening of an event, or otherwise (other than as a result of a default or event of default), it does not mature and is not required to be redeemed, and is not redeemable at the option of the holder, in whole or in part, prior to the Stated Maturity of the Debentures (other than pursuant to provisions which are substantially similar to Sections 8.4 and 8.5 hereof); and

                   (f) Debt of any Subsidiary to the Company or another Subsidiary or Debt of the Company to any Subsidiary.

                   For purposes of this Section 8.1, (x) Debt of a Person existing at the time such Person becomes a Subsidiary shall be deemed to be Debt incurred by a Subsidiary and (y) Debt assumed by the Company or a Subsidiary in connection with the acquisition of assets from a Person shall be deemed to be Debt incurred by the Company or the Subsidiary, as the case may be.

                   Notwithstanding the foregoing, the Company may exchange any Debt of the Company that by its terms ranks subordinate in right of payment to the Debentures for securities which (i) by their terms rank subordinate in right of payment to the Debentures (to at least the same extent as the Debentures rank subordinate to Senior Indebtedness), (ii) by their terms, upon the happening of any event, or otherwise (other than as a result of a default or event of default), do not mature and are not required to be redeemed, in whole or in part, or are not redeemable at the option of the holder thereof, in whole or in part, prior to the first anniversary of the Stated Maturity of the Debentures, and (iii) are issued in an aggregate principal amount which does not exceed, at any one time outstanding, $115,000,000; provided, however, that the Company and its Subsidiaries may not otherwise make any principal payment on or redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, scheduled sinking fund payment or maturity, any Debt of the Company that by its terms ranks subordinate in right of payment to the Debentures or has a final maturity debt subsequent to the first anniversary of the Stated Maturity of the Debentures.

                   8.2 LIMITATIONS ON LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind upon any of their property or assets, now owned or hereafter acquired, or any income on profits therefrom, excluding, however, from the operation of the foregoing:

                        (a)  any Lien arising by reason of (1) any
          judgment, decree or order of any court, so long as such Lien is adequately bonded or the execution or other enforcement thereof is effectively stayed, any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (2) taxes, assessments and charges not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be; (3) security for payment of workmen's compensation, unemployment insurance, old age pensions or social security benefits or other insurance; (4) good faith deposits in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases; (5) deposits to secure public or statutory obligations, or in lieu of surety or appeal reservations of, or rights of others for rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes or zoning or other restrictions as to the use of real property; or (6) operation of law in favor of mechanics, materialmen, laborers, carriers, lessors, landlords, employees or suppliers or similar Persons, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof;

                        (b)  any Lien on accounts receivable and/or
          inventory, and the related general intangibles, created to secure financing obtained by the Company or any Subsidiary for working capital purposes;

                        (c) any Liens outstanding on the date hereof, and Liens granted after the date hereof, by the Company and any Subsidiary pursuant to the terms and provisions of the Credit Agreement and one or more extensions, renewals, replacements or refinancings thereof; and

                        (d) additional Liens which do not, individually or in the aggregate, secure Debt which exceeds 25% of the Company's GAAP Consolidated Adjusted Net Worth (measured at the time of incurrence of any such Liens).

                   8.3 LIMITATION ON RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                        (a) declare or pay any dividend on, or make any distribution in respect of, any shares of Capital Stock (excluding dividends or distributions payable in shares of Capital Stock, but including dividends or distributions payable in Redeemable Stock or in options, warrants or other rights to purchase Redeemable Stock (other than dividends on such Redeemable Stock payable in shares of such Redeemable Stock)), or

                        (b) purchase, redeem, prepay or acquire or retire for value, any Capital Stock (such payments or any other actions described in clauses (a) and (b) above being collectively referred to as "Restricted Payments"), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be as determined by the Company's Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) (i) no Default or Event of Default shall have occurred and be continuing and (ii) the aggregate amount of Restricted Payments made from and after the date hereof does not exceed the sum of (a) 80% of the Company's cumulative Consolidated Operating Net Income (or if such cumulative Consolidated Operating Net Income shall be a loss, minus 100% of such loss) for the period commencing on the first day of the fiscal quarter immediately subsequent to the fiscal quarter in which the date of this Agreement occurs through and including the last day of the last fiscal quarter immediately preceding the date of the proposed Restricted Payment plus (b) the aggregate net proceeds (including the value of any property other than cash, as determined by the Company's Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) received by the Company from the issuance of any Capital Stock (other than Redeemable Stock or Capital Stock issued to its Subsidiaries) during such period, less the aggregate amount of proceeds used to prepay, defease, purchase, redeem, retire or otherwise acquire any securities which by their terms rank subordinate in right of payment to the Debentures.

                   Notwithstanding the foregoing, (i) any Subsidiary may declare and pay dividends or make distributions to the Company,
          (ii) the Company may redeem any rights (which by their terms are not separately transferable until the happening of an event) attached to shares of its Capital Stock in a total aggregate amount not to exceed $5,000,000, (iii) the Company may redeem or repurchase shares of its Capital Stock issued by the Company to its employees pursuant to restricted stock agreements in an aggregate amount not to exceed $1,000,000 during each calendar year, (iv) the Company may repurchase, redeem, acquire or retire shares of its Preferred Stock in exchange for securities which by their terms rank subordinate in right of payment to the Debentures and by their terms, upon the happening of any event, or otherwise (other than as a result of a default or an event of default), do not mature, are not required to be redeemed, and are not redeemable at the option of the holder, in whole or in part, prior to the first anniversary of the Stated Maturity of the Debentures and (v) the Company may declare and pay dividends on shares of its Preferred Stock which have been exchanged for 6-1/4 Debentures in an aggregate annual amount which does not exceed the aggregate annual amount of interest that would have been payable on the 6-1/4 Debentures so exchanged.

                   8.4 CHANGE OF CONTROL. (a) Upon a Change of Control, each Holder shall have the right (the "Change in Control Right") to require that the Company repurchase any or all of such Holder's Debentures at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the procedures set forth in paragraphs (b) through (f) of this Section 8.4.

                        (b)  Within 30 days following any Change of
          Control, the Company shall mail a notice to each Holder with a copy to the Paying Agent stating:

                        (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Debentures, in whole or in part, in integral multiples of $1,000 of principal amount, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

                        (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                        (3) the date on which the Change in Control Right expires (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change in Control Expiration Date") and a date for the repurchase of Debentures within 7 days after the Change in Control Expiration Date;

                        (4) the procedures determined by the Company, consistent with this Section 8.4, that a Holder must follow in order to have its Debentures repurchased; and

                        (5) the Conversion Price then in effect and the conversion rights of the Holders.

          The notice shall also contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision.

                        (c) Not later than the close of business on the Change in Control Expiration Date, the Company shall (i) accept for payment Debentures or portions thereof tendered pursuant to the Change in Control Right, (ii) deposit with the Paying Agent (which for purposes of this Section 8.4 shall not be the Company) money sufficient in immediately available funds to pay the purchase price of all the Debentures or portions thereof so tendered and (iii) deliver to the Paying Agent the Debentures or portions thereof which have been properly tendered to and are accepted by the Company. The Paying Agent shall, on the repurchase date, mail or deliver payment to each tendering holder in the amount of the purchase price with respect to the Debentures tendered by such holder and accepted by the Company from the funds provided by the Company for such payment, and the Company shall execute and the Paying Agent shall mail and deliver to such Holder a new Debenture equal in amount to any unpurchased portion of the Debenture surrendered.

                        (d)  Holders electing to have a Debenture
          repurchased will be required to surrender the Debenture, with an appropriate form duly completed, to the Company at the address specified in the notice on or prior to the Change in Control Expiration Date. Holders will be entitled to withdraw their election if the Paying Agent or the Company receives on or prior to the Change in Control Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Debenture repurchased.

                        (e) At the time the Company delivers Debentures to the Paying Agent which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Debentures are to be accepted by the Company pursuant to and in accordance with the terms of this Section 8.4.

                        (f)  The Company shall comply, to the extent
          applicable, with the requirements of Section 14(e) of the

          Exchange Act and any other securities laws or regulations in connection with the repurchase of Debentures pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                        (g)  Prior to complying with any provision of this
          Section 8.4, the Company shall either repay in full, in cash or, as acceptable to each holder of Senior Indebtedness, in any other manner, all of the Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing the Senior Indebtedness to permit the repurchase of the Debentures as described in this Section 8.4.

                   8.5 ASSET SALE. (a) The Company will not, and will not permit any of its Subsidiaries to, participate in an Asset Sale unless (i) such Asset Sale is for not less than the Fair Market Value of the assets sold (as determined by the Board of Directors whose determination shall be conclusive and evidenced by a Board Resolution), (ii) the Company repays, from the proceeds of such Asset Sale, all Senior Indebtedness to the extent the terms of the governing documents therefor require such repayment or prohibit the purchase of the Debentures, and (iii) the Net Available Proceeds of such Asset Sale include an amount of cash or Cash-Equivalents sufficient to satisfy, in full, the Company's obligations under this Section.

                        (b) In the event of an Asset Sale, the Company shall make an offer to purchase Debentures (the "Offer to Purchase") at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, in accordance with the procedures set forth in paragraphs (b) through (i) of this Section 8.5.

                        (c) Within 30 days following any Asset Sale, the Company shall mail a notice to each Holder with a copy to the Paying Agent stating:

                        (1) that an Asset Sale has occurred and that such Holder has the right to require the Company to repurchase such Holder's Debentures in whole or in part in integral multiples of $1,000 of principal amount, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

                        (2) the circumstances and relevant facts regarding such Asset Sale (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Asset Sale);

                        (3) the expiration date (which shall be at least 90 days from the date such notice is mailed) (the "Expiration Date") and a date for the repurchase of Debentures within 7 days after the Expiration Date;

                        (4) the procedures determined by the Company, consistent with this Section 8.5, that a Holder must follow in order to have its Debentures repurchased; and

                        (5) the Conversion Price then in effect and the conversion rights of the Holders.

          The notice shall also contain information concerning the business of the Company which the Company in good faith believes will enable each Holder to make an informed decision.

                        (d) Upon the occurrence of an Asset Sale, the Company shall, within five Business Days thereafter, irrevocably deposit with the Paying Agent (which for the purpose of this Section 8.5 shall not be the Company) money in immediately available funds in an amount sufficient to repay the Debentures, if all then outstanding Debentures were tendered pursuant to the Offer to Purchase, to be held for payment in accordance herewith. The proceeds may be invested in any Temporary Cash Investment the maturity date of which shall not be later than the Expiration Date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments, unless an Event of Default shall have occurred and be continuing (in which case, such amounts shall be held for application in accordance with Article IX hereof). To the extent that the aggregate amount of funds deposited by the Company with the Paying Agent exceeds the aggregate amount required to repurchase the Debentures, or portions thereof, to be repurchased pursuant to the Offer to Purchase, the Paying Agent shall promptly after the Business Day following the repurchase date, return such excess to the Company.

                        (e) Upon the Expiration Date, the Company shall deliver to the Paying Agent the Debentures or portions thereof which have been properly tendered to and are to be accepted by the Company. The Paying Agent shall, on the repurchase date, mail or deliver payment to each tendering holder in the amount of the purchase price with respect to the Debentures tendered by such holder and accepted by the Company from the funds provided by the Company for such payment, and the Company shall execute and the Paying Agent shall mail and deliver to such Holder a new Debenture equal in amount to any unpurchased portion of the Debenture surrendered.

                        (f)  Holders electing to have a Debenture
          repurchased will be required to surrender the Debenture, with an appropriate form duly completed, to the Company at the address specified in the notice on or prior to the Expiration Date. Holders will be entitled to withdraw their election if the Paying Agent or the Company receives on or prior to the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Debenture which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Debenture repurchased.

                        (g) At the time the Company delivers Debentures to the Paying Agent which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Debentures are to be accepted by the Company pursuant to and in accordance with the terms of this Section 8.5. A Debenture shall be deemed to have been accepted for purchase at the time the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

                        (h)  The Company shall comply, to the extent
          applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Debentures pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                        (i) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions (i) in existence on the date hereof created pursuant to the Company's 12-1/8% Notes due 1995 or (ii) created pursuant to the Credit Agreement, and any one or subsequent renewals, extensions, refinancings or replacements of the Credit Agreement) that would materially impair the ability of the Company to make an Offer to Purchase or, if such offer is made, to pay for Debentures tendered for purchase.

                   8.6 TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, enter into any transaction or series of similar transactions (including,

          without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or make any payment or transfer to, any Affiliate (other than the Company or wholly-owned Subsidiary), unless:

                        (a)  such transaction (or series of related
          transactions) is entered into in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business; and

                        (b)  such transaction or series of related
          transactions are upon fair and reasonable terms no less favorable to the Company or such Subsidiary than the Company or such Subsidiary would obtain in a comparable arm's-length transaction from a Person who is not an Affiliate.

                   8.7 REPURCHASE OF DEBENTURES. Neither the Company nor any Subsidiary thereof, directly or indirectly, shall repurchase or make any offer to repurchase any Debenture unless the offer has been made to repurchase Debentures, pro rata, from all Holders of the Debentures at the same time and upon the same terms. In case the Company or any Subsidiary thereof repurchases any Debentures, such Debentures shall thereafter be cancelled and no Debentures shall be issued in substitution therefor.

                                      ARTICLE IX

                            EVENTS OF DEFAULT AND REMEDIES

                   9.1 EVENT OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

                        (a) The Company defaults in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of fifteen days; or

                        (b) The Company defaults in the payment of the principal of, or premium, if any, on any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption, by declaration or otherwise; or

                        (c) Any representation or warranty made by the Company in this Agreement shall prove to have been untrue in any material respect as of the date of this Agreement or the Company fails duly to observe or perform any covenant contained in
          Section 8.4 or 8.5; or

                        (d) The Company fails duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debentures or in this Agreement (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 9.1 specifically dealt with) continuing for a period of 30 days after the date on which the Company obtains knowledge of such failure irrespective of the source; or

                        (e)  An event of default, as defined in any
          mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company or a Subsidiary (whether such Debt now exists or shall hereafter be created or incurred) shall occur and shall (i) consist of default in the payment of such Debt at the maturity thereof or (ii) shall result in such Debt being declared due and payable prior to the date on which it would otherwise become due and payable, and such default in payment is not cured or such acceleration shall not be rescinded or annulled prior to any period of grace provided with respect thereto; provided that it shall not be an Event of Default if the principal amount of Debt which is not paid at maturity or the maturity of which is accelerated is less than $5,000,000; and provided, further, that if, prior to a declaration of acceleration of the maturity of the Debentures or the entry of judgment in favor of the Holders in a suit, such default shall be remedied or cured by the Company or waived by the holders of such Debt, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any of the holders of the Debentures; or

                        (f) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of substantially all of its property or winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of ninety consecutive days; or

                        (g) The Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or of substantially all of its property, or shall make any general assignment for the benefit of creditors; or

                        (h) A final judgment or judgments (after the expiration of all times to appeal therefrom) for the payment of money in excess of $5,000,000 in the aggregate during any calendar year shall be rendered against the Company or any Subsidiary of the Company unless the same shall be (i) fully covered by insurance and the insurer shall have accepted liability therefor in writing or (ii) vacated, stayed, bonded, paid or discharged within a period of 15 days from the date of such judgment.

                   If an Event of Default shall be continuing, then and in each and every such case, unless the principal of all of the Debentures shall have already become due and payable, the Holders of not less than a majority in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company, may declare the principal, and all accrued and unpaid interest thereon, of all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Agreement or in the Debentures contained to the contrary notwithstanding; provided, however, that if an Event of Default under clause (f) or (g) above shall have occurred, the outstanding principal of all of the Debentures, and all accrued and unpaid interest thereon, shall immediately become due and payable, anything in this Agreement or in the Debentures contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Paying Agent a sum sufficient to pay all accrued and unpaid installments of interest upon all of the Debentures and the principal of and premium, if any, on any and all Debentures which shall have become due otherwise than by acceleration (with interest on overdue installments of interest and premium, if any (to the extent that payment of such interest is enforceable under applicable law) and on such principal, to the date of such payment or deposit), and any and all defaults under this Agreement, other than the nonpayment of principal of and accrued interest on Debentures which shall have become due by acceleration, shall have been remedied -- then and in every such case the Holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company, may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver of rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. The foregoing is subject in its entirety to the subordination provisions contained in Article XIII of this Agreement.

                   In case the Holders shall have proceeded to enforce any right under this Agreement and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Holders, then and in every such case the Company and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company and the Holders shall continue as though no such proceeding had been taken.

                   9.2 OTHER REMEDIES. If any Event of Default shall be continuing, any Holder may enforce its rights by suit in equity, by action at law, or by any other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Debentures or in aid of the exercise of any power granted in this Agreement or in any of the Debentures, and may enforce the payment of any Debenture held by such Holder and any of its other legal or equitable rights.

                   9.3 CONDUCT NO WAIVER; COLLECTION EXPENSES. No course of dealing on the part of any Holder, nor any delay or failure on the part of any Holder to exercise any of its rights, shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. If the Company fails to pay, when due, the principal of, the premium, if any, or the interest on any Debenture, or if the Company fails to comply with any other provision of this Agreement, the Company will pay to the Holders, to the extent permitted by law, on demand, such further amounts as shall be sufficient to cover the cost and expenses, including but not limited to reasonable attorneys' fees, incurred by such Holders in collecting any sums due on the Debentures or in otherwise enforcing any of their rights.

                   9.4 REMEDIES CUMULATIVE. No right or remedy conferred upon or reserved to the Purchasers or any Holder under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing under applicable law. Every right and remedy given by this Agreement or by applicable law to the Purchasers or any Holder may be exercised from time to time and as often as may be deemed expedient by the Purchasers or such Holder, as the case may be.

                   9.5 COOPERATION BY THE COMPANY. To the extent that it lawfully may, the Company agrees that it will not at any time insist upon or plead, or in any manner whatever claim or take any benefit or advantage of any applicable present or future stay, extension or moratorium law, which may affect observance or performance of the provisions of this Agreement or of any Debenture; nor will it claim, take or insist upon any benefit or advantage of any present or future law providing for the valuation or appraisal of any security for the Debentures prior to any sale or sales thereof which may be made under or by virtue of any instrument governing the same; nor will it, after any such sale or sales, claim or exercise any right, under any applicable law, to redeem any portion of such security so sold.


                                      ARTICLE X

                                     DEFINITIONS

                   10.1 PREVIOUS DEFINITIONS. The following terms have been elsewhere defined in this Agreement and have the respective meanings assigned to them in the indicated sections, and such terms, together with the other terms defined in Section 10.2, shall include the singular as well as the plural: "Agreement," "Company" and "Purchasers," defined in the introductory paragraph; "Closing Date," defined in Section 1.2(b); "SEC Reports," defined in Section 2.1; "Restricted Payments," defined in Section 8.3; "Change in Control Right" and "Change in Control Expiration Date," defined in Section 8.3; "Offer to Purchase" and "Expiration Date," defined in Section 8.5; "NASDAQ," defined in
          Section 10.2; "Rights Agreement" and "Distribution Date", defined in Section 11.2; "Trading Days" and "Current Market Price," defined in Section 11.4; "Constituent Person" and "non-electing share," defined in Section 11.11; and "Shelf Registration," "Initial Shelf Registration," "Subsequent Shelf Registrations," "Effectiveness Period," "Filing Date," "Event Date" and "Delay Rate", defined in Section 12.1; "Senior Representative," "Payment Blockage Period" and "Initial Blockage Period," defined in
          Section 13.3; "Defeased Debentures," defined in Section 15.1; "Defeasance," defined in Section 15.2; "Covenant Defeasance," defined in Section 15.3; and "U.S. Government Obligation" and "applicable preference period," defined in Section 15.4.

                   10.2 ADDITIONAL DEFINITIONS. Except as otherwise specified or as the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Agreement:

                   The term "Affiliate" shall mean, any Person, directly or indirectly, controlling, controlled by or under direct or indirect common control with the Company or a Subsidiary. For purposes of this definition, a Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                   The term "Asset Sale" shall mean, if the Company and/or its Subsidiaries sell, lease, convey, transfer or otherwise dispose of (including, without limitation, by sale-leaseback, merger or consolidation, and whether by operation of law or otherwise) all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole. An Asset Sale shall not include a sale, lease, conveyance, transfer or other disposition by the Company or any of its Subsidiaries to any wholly-owned Subsidiary of the Company or by any Subsidiaries to the Company.

                   The term "Bankruptcy Law" shall mean Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                   The term "Beneficial Ownership" with respect to any securities shall mean "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 of the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

                   The term "Board of Directors" shall mean the board of directors of the Company or any duly authorized committee thereof.

                   The term "Board Resolution" shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

                   The term "Business Day" shall mean any day other than a Saturday, a Sunday or other day on which banking institutions or trust companies in the State of New York are not required to be open.

                   The term "Capital Stock" of any Person shall mean any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

                   The term "Cash Equivalents" shall mean (A) any security, maturing not more than six months after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (B) any certificate of deposit, time deposit, Eurodollar time deposit or bankers' acceptance, maturing not more than six months after the date of acquisition, issued by any lender who was an original signatory to the Credit Agreement or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $100,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, (C) commercial paper, maturing not more than three months after the date of acquisition, issued by any lender who was an original signatory to the Credit Agreement or a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, and (D) any security, on the date of acquisition by any Person, that is listed for trading on any national securities exchange or trades of which are reported on the National Association of Securities Dealers Automated Quotations System ("NASDAQ").

                   The term "Change of Control" shall mean an event or series of events by which (i) any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of a majority of the aggregate voting power of all the Capital Stock of the Company normally entitled to vote in the election of directors; or (ii) individuals who on the date of this Agreement constituted the Board of Directors of the Company (together with any new or replacement directors whose election by such Board or whose nomination for election by the stockholders was approved by a vote of a majority of the directors then still in office who were either directors on the date of this Agreement or whose election or nomination was previously so approved) shall cease for any reason to constitute a majority of the Board of Directors then in office.

                   The term "Code" shall mean the Internal Revenue Code of 1986, as amended.

                   The term "Commission" shall mean the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

                   The term "Common Stock" shall mean, when used with reference to the Capital Stock of the Company, the class of stock which, on the date of this Agreement, is designated as common stock of the Company and stock of any class or classes into which such common stock or any such other class may thereafter be changed or reclassified. In case by reason of the operation of
          Article XI the Debentures shall be convertible into any other shares or other securities or property of the Company or any other corporation, any reference in this Agreement to the conversion of Debentures pursuant to Article XI shall be deemed to refer to and include conversion of Debentures into such other shares or other securities or property.

                   The term "Company" shall mean Zenith Electronics Corporation, a Delaware corporation and its permitted successors and assigns.

                   The term "Consolidated" or "consolidated," when used with reference to any financial term in this Agreement (but not when used with respect to any tax return or tax liability), shall mean the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with inter-company items eliminated and, with respect to earnings, after eliminating the portion of earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of Preferred Stock of any such Person not owned by any other such Person.

                   The term "Conversion Price" shall have the meaning specified in Section 11.1.

                   The term "Conversion Shares" shall have the meaning specified in Section 11.2.

                   The term "Credit Agreement" shall mean that certain Credit Agreement, dated as of May 21, 1993, between the Company, as borrower, General Electric Capital Corporation, as agent and lender, The Bank of New York Commercial Corporation, as lender, and Congress Financial Corporation, as lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                   The term "Debenture or Debentures; Outstanding" shall mean any Debenture or Debentures, as the case may be, delivered under this Agreement.

                   The term "outstanding," when used with reference to Debentures, shall mean, as of any particular time, all Debentures delivered under this Agreement, except

                        (a) Debentures theretofore cancelled by the Company or delivered to the Company for cancellation;

                        (b) Debentures, or portions thereof, for the payment or redemption of which monies in the necessary amount shall have been deposited in trust with the Paying Agent or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided that if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article XIV provided;

                        (c) Debentures in lieu of or in substitution for which other Debentures shall have been delivered pursuant to the terms of Section 5.4, unless proof satisfactory to the Company is presented that any such Debentures are held by bona fide holders in due course; and

                        (d) Debentures converted into Common Stock pursuant to Article XI hereof.

                   The term "Debenture Register" shall have the respective meaning specified in Section 5.2.

                   The term "Debt" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, letters of credit or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, or arising under any conditional sales or title retention agreement with respect to property acquired by such Person, except accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases (in the amount reflected on the balance sheet of such Person, prepared in accordance with GAAP), (v) all Debt of others Guaranteed by such Person, (vi) all obligations, contingent or otherwise, in connection with letters of credit, acceptance facilities or similar facilities, and (vii) to the extent not otherwise included, obligations under (x) any interest rate protection agreement, interest rate swap, interest rate cap or other interest rate hedge arrangement, to or under which such Person is a party (but only to the extent of any net credit exposure thereunder) or (y) any forward foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in currency values (but only to the extent of any net credit exposure thereunder).

                   The term "Effective Date" shall mean the date the Shelf Registration is declared effective by the Commission.

                   The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                   The term "ERISA Affiliate" shall mean any corporation, trade or business that is under common control with the Company or is a member of a controlled group of corporations or an affiliated service group or a controlled group of trades or businesses, as described in Sections 414(b), 414(c) or 414(m) of the Code or Section 4001(a)(14) of ERISA.

                   The term "Event of Default" shall mean any event specified in Section 9.1, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

                   The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                   The term "Exchangeable Stock" shall mean any Capital Stock of a Person which is exchangeable or convertible into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

                   The term "Fair Market Value" shall mean, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                   The term "GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time, consistently applied.

                   The term "GAAP Consolidated Adjusted Net Worth" of any Person shall mean, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, after deducting therefrom goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets; provided, that in the event the Company believes that there has been a change in GAAP from that utilized in preparing the Company's fiscal 1992 audited financial statement which will materially affect (whether favorably or adversely) such amount, such amount shall be computed in accordance with GAAP as followed by the Company in the preparation of its 1992 audited financial statements, unless the Company and the Holders of not less than 51% in aggregate principal amount of the Debentures then outstanding shall otherwise agree.

                   The term "Guarantee" by any Person shall mean, without duplication, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase of payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                   The term "Holder" of Debentures, or other similar terms, shall mean any Person in whose name at the time a particular Debenture is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

                   The term "incur" (including the correlative terms "incurred", "incurring", "incurs", and "incurrence"), when used with respect to any Debt, shall mean create, incur, assume, guarantee or in any manner become liable in respect of (including, without limitation, by operation of law) such Debt.

                   The term "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code of any jurisdiction, other than a protective filing filed in connection with a true lease or a filing in connection with a financing lease which is not required to be capitalized on a balance sheet in accordance with GAAP on the basis of immateriality) with respect to any property of any kind, real or personal, movable or immovable, now owned or hereinafter acquired.

                   The term "Net Available Proceeds" from any Asset Sale shall mean cash or Cash Equivalents received therefrom by the Company and/or its Subsidiaries, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all Federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Sale,
          (ii) all payments made by the Company or its Subsidiaries to pay or repay Debt of the Company or any Subsidiary to the extent the terms of the governing documents therefor require such repayment or prohibit the purchase of the Debentures, (iii) all payments made by the Company or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale, (iv) all distributions and other payments made to minority interest holders in subsidiaries of the Company or joint ventures as a result of such Asset Sale and (v) appropriate amounts to be provided by the Company or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by the Company or any Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Sale, in each case as determined by the Board of Directors of the Company or Subsidiary, in its reasonable good faith judgment evidenced by a resolution of such Board of Directors.

                   The term "Non-payment Default" shall mean any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Senior Indebtedness.

                   The term "Officers' Certificate" when used with respect to the Company, shall mean a certificate signed by the Chairman, the President or any Vice President and by the Controller, any Assistant Controller, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

                   The term "Operating Net Income" shall mean, with respect to any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries (determined in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains or losses which are either extraordinary (as determined in accordance with GAAP) or related to the sale of assets (other than the sale of inventory in the ordinary course of business), other than gains or losses on asset sales which gains or losses individually or in the aggregate do not exceed $1,000,000 in any calendar year; (b) the net income of any Person, other than a Subsidiary, in which such Person or any of its Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in U.S. legal tender to such Person or a Subsidiary of such Person during such period, but not in excess of such Person's pro rata share of such Person's net income subsequent to the date of this Agreement and (c) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition.

                   The term "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Holders of not less than 51% in aggregate principal amount of the Debentures then outstanding.

                   The term, "Pari Passu Debentures" shall mean Debt of the Company under that certain Debenture Purchase Agreement, dated as of November 19, 1993, as amended by Amendment No. 1, dated as of November 24, 1993, and as further amended by Amendment No. 2, dated as of January 11, 1994, for 8.5% Senior Subordinated Convertible Debentures due November 19, 2000, by and between the Company and the purchasers listed therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                   The term "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

                   The term "Paying Agent" shall mean any state or national bank or trust company organized under the laws of the United States or any state thereof or the District of Columbia and having capital, surplus and undivided profits aggregating at least $100,000,000 which has been appointed by the Company as paying agent under this Agreement (subject to the provisions of Sections 8.4, 8.5, 14.6 and 15.1).

                   The term "Payment Default" shall mean any default in the payment of any amount of Senior Indebtedness as and when due whether at maturity, by acceleration, upon a date set for prepayment or otherwise, including principal, premium, if any, interest, commitment fees, letter of credit fees or reimbursement obligations in respect of letters of credit under Senior Indebtedness.

                   The term "Permitted Junior Securities" shall mean (so long as the effect of any exclusion employing this definition is not to cause or permit the Debentures (or any securities proposed to be issued as "Permitted Junior Securities") to be treated in any case or proceeding or similar event described in clause (a),
          (b) or (c) of Section 13.2 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness, for any payment or distribution) debt or equity securities of the Company (or any successor corporation) that are provided for by a plan of reorganization or readjustment and that are subordinated to the Debentures to at least to the same extent that the Debentures are subordinated to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or, as acceptable to the holders of Senior Indebtedness, in any other manner in connection with such reorganization or readjustment and (2) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment.

                   The term "Person" shall mean any natural person, corporation, partnership, trust, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

                   The term "Plan" shall mean any multiemployer plan or single employer plan, as defined in Section 4001 of ERISA that is subject to Title IV of ERISA, that the Company or any

          Subsidiary maintains, contributes to or is obligated to contribute to (or has in the past maintained, contributed to or been obligated to contribute to) for the benefit of any current or former employees, directors or consultants of the Company or any Subsidiary.

                   The term "Preferred Stock," as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                   The term "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Restricted Shares, pursuant to any registration, as the case may be, covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                   The term "Redeemable Stock" shall mean any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), upon the happening of any event or otherwise matures or is required to be redeemed, in whole or in part, on or prior to the first anniversary of the Stated Maturity of the Debentures or is redeemable at the option of the holder thereof, in whole or in part, at any time on or prior to the first anniversary of the Stated Maturity of the Debentures.

                   The term "Redemption Date", when used with respect to any Debenture to be redeemed, shall mean the date fixed for such redemption by or pursuant to this Agreement.

                   The term "Redemption Price", when used with respect to any Debenture to be redeemed, shall mean the price at which it is to be redeemed pursuant to this Agreement.

                   The term "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Article XII, including, without limitation, (i) all Commission and stock exchange or National Association of Securities Dealers, Inc. registration, filing fees and listing expenses, (ii) all fees and expenses of complying with securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of any Conversion Shares), (iii) all printing, messenger and delivery expenses, (iv) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (v) the reasonable fees and disbursements of one counsel retained in connection with such registration by the holders of a majority (by number of shares) of Conversion Shares being registered, and (vi) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, including the fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts, commissions, insurance charges and transfer taxes, if any, and the fees and expenses of counsel for the underwriters.

                   The term "Registration Statement" shall mean any registration statement of the Company which covers any of the Restricted Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

                   The term "Restricted Shares" shall mean any Common Stock issued or issuable upon conversion of the Debentures. As to any particular Restricted Shares once issued, such securities shall cease to be Restricted Shares when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement,
          (ii) such securities shall have been distributed to the public pursuant to Rule l44 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

                   The term "Securities Act" shall mean the Securities Act of 1933, as amended.

                   The term "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable in such proceeding) on any Debt of the Company (other than as otherwise provided in this definition), whether outstanding on the date of this Agreement or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Debentures. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy laws whether or not allowable in such proceeding) on (i) all monetary obligations of every kind and nature of the Company from time to time owed under the Credit Agreement, including, without limitation, fees, reimbursement obligations in respect of letters of credit (or guarantees thereof) and indemnity and expense reimbursement obligations and
          (ii) the Company's 12-1/8% Notes due 1995; provided, however, that any Debt under any refinancing, refunding, or replacement of the Credit Agreement or the 12-1/8% Notes due 1995 shall not constitute Senior Indebtedness to the extent that the Debt thereunder is by its express terms subordinate to the Debentures. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (i) Debt evidenced by the Debentures, the Pari Passu Debentures or the 6-1/4 Debentures, (ii) Debt that is subordinate or junior in right of payment to the Debentures, (iii) any liability for foreign, federal, state, local or other taxes owed or owing by the Company, (iv) Debt of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's subsidiaries (other than Debt in respect of the Credit Agreement or any refinancing, refunding or replacement thereof) and (v) that portion of any Debt which at the time of incurrence is issued in violation of this Agreement.

                   The term "6-1/4 Debentures" shall mean Debt of the Company under that certain Indenture, dated as of April 1, 1986, for 6-1/4% Convertible Subordinated Debentures due 2011, by and between the Company and The First National Bank of Boston, trustee.

                   The term "Stated Maturity" shall mean, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

                   The term "Subordinated Indebtedness" shall mean (i) the 6-1/4 Debentures and (ii) any other Debt which is subordinate in right of payment and on liquidation to the Debentures.

                   The term "Subsidiary" shall mean, with respect to any Person, any corporation or entity of which a majority of the Capital Stock or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions is at the time directly or indirectly owned by such Person and/or by one or more other Subsidiaries. Unless the context otherwise requires, the term "Subsidiary" as used herein, means a Subsidiary of the Company.

                   The term "Temporary Cash Investment" shall mean (A) any evidence of Debt, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (B) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, any lender who was an original signatory to the Credit Agreement or a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $100,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, (C) commercial paper, maturing not more than one year after the date of acquisition, issued by any lender who was an original signatory to the Credit Agreement or a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, and (D) any money market deposit accounts issued or offered by any lender who was an original signatory to the Credit Agreement or a domestic commercial bank having capital and surplus in excess of $100,000,000.

                   The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect at the time.

                   10.3 ACCOUNTING PRINCIPLES. The character or amount of any asset, liability, capital account or reserve and of any item of income or expense required to be determined pursuant to this Agreement, and any consolidation or other accounting computation required to be made pursuant to this Agreement, and the construction of any definition in this Agreement containing a financial term, shall be determined or made, as the case may be, in accordance with GAAP, to the extent applicable, unless such principles are inconsistent with the express requirements of this Agreement.

                   l0.4 DIRECTLY OR INDIRECTLY. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.


                                      ARTICLE XI

                               CONVERSION OF DEBENTURES

                   11.1  CONVERSION PRIVILEGE AND CONVERSION PRICE.
          Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Debenture or any portion of the principal amount of any Debenture which is payable at Stated Maturity or any portion thereof which equals $1,000 or any integral multiple thereof may be converted at the principal amount thereof, or of such portion thereof, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock, at the Conversion Price, determined as hereinafter provided, in effect at the time of conversion by surrender of such Debenture, with the notice of conversion affixed thereto, duly executed by such Holder (specifying the portion of the principal amount thereof to be converted in the case of a partial conversion), to the Company at the office or agency of the Company maintained pursuant to
          Section 7.12 (or at such other office or agency as the Company shall designate to the Holders from time to time). Such conversion right shall expire at the close of business on January 17, 2001. In case a Debenture or portion thereof is called for redemption, such conversion right in respect of the Debenture or portion so called shall expire at the close of business on the Redemption Date, unless the Company defaults in making the payment due upon redemption.

                   The price at which shares of Common Stock shall be delivered upon conversion (herein called the "Conversion Price") shall be initially $10.00 in principal amount per share of Common Stock. The Conversion Price shall be adjusted in certain instances as provided in Section 11.4.

                   11.2 EXERCISE OF CONVERSION PRIVILEGE. In order to exercise the conversion privilege, the Holder of any Debenture to be converted shall surrender such Debenture, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained pursuant to Section 7.12, accompanied by written notice to the Company in the form provided in the Debenture (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert such Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

                   Within five days after the conversion of all or any part of the unpaid principal amount of any Debenture, the Company will pay to the Holder converting such Debenture all interest accrued on such converted amount to and including the date of conversion, without any adjustment of such interest in respect of any dividend or other distribution payable on Common Stock issued upon such conversion.

                   Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the Holder or Holders of such Common Stock as and after such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.3.

                   In the case of any Debenture which is converted in part only, upon such conversion the Company shall execute and and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Debenture.

                   So long as any rights pursuant to the Company's Rights Agreement (the "Rights Agreement"), dated as of October 3, 1986, between the Company and the First National Bank of Boston, as amended, have not expired, been redeemed or otherwise terminated, the Holder of any Debenture surrendered for conversion will be entitled to receive, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights to be determined as follows: (i) if such conversion occurs on or prior to the

          Distribution Date (as referred to in the Rights Agreement pursuant to which the rights were issued), the same number of rights to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of the Rights Agreement and applicable to the rights; and (ii) if such conversion occurs after the Distribution Date, the same number of rights to which a holder of the number of shares of Common Stock into which the principal amount of the Debenture so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of the Rights Agreement and applicable to the rights. The Conversion Price of the Debentures will not be subject to adjustment on account of the declaration, distribution or exercise of the rights. If the Rights Agreement shall terminate in accordance with its terms and the Company shall adopt a successor plan with substantially similar terms which provide that the Common Stock issuable hereunder is entitled to the benefits of such plan, the provisions of this paragraph shall apply to such successor plan as if it were the Rights Agreement.

                   11.3. FRACTIONS OF SHARES. No fractional shares of Common Stock or scrip representing fractions of shares shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Debenture or Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price at the close of business on the day of conversion (or, if such day is not a Trading Day on the Trading Day immediately preceding such day).

                   11.4. ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time as follows:

                        (a) In case the Company shall (i) pay a dividend or make a distribution in shares of its Capital Stock (whether shares of Common Stock or of Capital Stock of any other class), (ii) subdivide its outstanding Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Capital Stock of the Company which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such
                   Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision or combination. If, as a result of an adjustment made pursuant to this subsection (a), the Holder of any Debenture thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of Capital Stock of the Company, the Board of Directors (whose determination shall be conclusive and be evidenced by a Board Resolution), shall determine the allocation of the adjusted conversion price between or among shares of such classes of Capital Stock.

                        (b) Except for distributions under the Rights Agreement (or a successor plan) which shall be governed by Section 11.2 of this Agreement, in case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock (as defined in subsection (d) below) at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors (whose determination shall be conclusive and be evidenced by a Board Resolution).

                        (c) In case the Company shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid from retained earnings of the Company) or rights or warrants to subscribe or purchase (excluding those referred to in subsection (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the then Fair Market Value (as determined by the Board of Directors of the Company, whose determination shall be conclusive), of the portion of the assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and the denominator shall be the Current Market Price per share of the Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                        (d) For the purpose of any computation under subsection (b) and (c) above, the Current Market Price per share of Common Stock (the "Current Market Price") at any date shall be deemed to be the average of the last reported sale prices for the twenty consecutive days (which are Trading Days as defined below) next preceding the day in question. The last reported sale price for each day shall be (i) the last reported sale price of Common Stock on the National Market System of NASDAQ, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for such class of stock on at least 5 of the 10 preceding days, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of such class of stock on the principal securities exchange on which such class of stock is listed. If the Common Stock is quoted on a national securities or central market system, in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (ii) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (iii) of the preceding sentence if actual transactions are reported. If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the Fair Market Value of such class of stock as determined by a member firm of the New York Stock Exchange, Inc. selected by the Company. As used herein the term "Trading Days" with respect to Common Stock means (i) if the Common Stock is quoted on the National Market System of the NASDAQ or any similar system of automated dissemination of quotations of securities prices, days on which trades may be made on such system or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business.

                        (e) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subsection (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
                   Article XI shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 11.4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by this Section 11.4, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                        (f)  In any case in which this Section 11.4
                   provides that an adjustment shall become effective immediately after a record date for any event, the Company may defer until the occurrence of such event
                   (i) issuing to the Holder of any Debenture converted after such date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to
                   Section 11.3.

                        (g)  Notwithstanding any other provision of this
                   Section 11.4, no adjustment to the Conversion Price shall result in zero or in a negative number or shall reduce the conversion price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the Conversion Price to such par value (unless the Common Stock then has no par value in which case such purported adjustment shall instead reduce the conversion price to $.01 per share). The Company hereby covenants not to take any action (i) to increase the par value per share of the Common Stock or (ii) that would or does result in any adjustment in the Conversion Price that, if made without giving effect to the previous sentence, would cause the Conversion Price to be less than the then par value per share of the Common Stock; provided, that the covenant in this sentence shall be suspended if within 10 days of determining in good faith that such action would result in such adjustment (but not later than the Business Day following the effectiveness of such adjustment), the Company gives a notice under Section 14.3 and effects the redemption referred to in such notice on the Redemption Date referred to therein, but shall be retroactively reinstated if such notice or redemption does not occur.

                   11.5 NOTICE OF ADJUSTMENTS OF CONVERSION PRICE. Whenever the Conversion Price is adjusted as herein provided:

                        (a)  the Company shall compute the adjusted
          Conversion Price in accordance with Section 11.4 and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Debentures pursuant to Section 11.1; and

                        (b) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Debenture Register.

                   11.6  NOTICE OF CERTAIN CORPORATE ACTIONS.  In case:

                        (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of retained earnings; or

                        (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights (excluding shares of Capital Stock or options for Capital Stock issued pursuant to a benefit plan for employees, officers or directors of the Company); or

                        (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of the properties and assets of the Company substantially as an entirety; or

                        (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company; then the Company shall cause to be filed at each office or agency maintained pursuant to
          Section 11.1, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Debenture Register, at least 21 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (y) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, or (z) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Neither the failure to give any such notice or any defect therein shall affect the legality or validity of any action described in clauses (a) through (d) of this Section 11.6.

                   11.7 COMPANY TO RESERVE COMMON STOCK; LISTING. The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Debentures, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Debentures. If and so long as any shares of the Common Stock are listed on any national securities exchange (as defined in the Exchange Act), the Company will, at its expense, obtain and maintain the approval for listing on each such exchange upon official notice of issuance of all shares of the Common Stock receivable upon the conversion of the Debentures at the time outstanding and maintain the listing of such shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (and any similar state statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon conversion of the Debentures, if and at the time that any securities of the same class shall be listed on such national securities exchange by the Company.

                   11.8 TAXES ON CONVERSIONS. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Debenture or Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                   11.9 COVENANT AS TO COMMON STOCK. The Company covenants that all shares of Common Stock which may be issued upon conversion of Debentures will upon issue be validly issued, fully paid and non-assessable and, except as provided in Section 11.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                   11.10 CANCELLATION OF CONVERTED DEBENTURES. All Debentures delivered for conversion shall be delivered to the Company to be cancelled by or at the direction of the Company.

                   11.11 PROVISIONS IN CASE OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE OF ASSETS. In case of any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Debentures, consolidation of the Company with, or merger of the Company into, any other Person, any merger or consolidation of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any conveyance, sale or transfer of the properties and assets of the Company substantially as an entirety, the Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets of the Company, as the case may be, shall execute and deliver to the Holders a written instrument providing that the Holder of each Debenture then outstanding shall have the right thereafter, during the period such Debenture shall be convertible as specified in Section 11.1, to convert such Debenture only into the kind and amount of securities, cash and other property, if any, receivable upon such reclassification, consolidation, merger, conveyance, sale or transfer by a holder of the number of shares of Common Stock into which such Debenture could have been converted immediately prior to such reclassification, consolidation, merger, conveyance, sale or transfer, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person, and
          (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such reclassification, consolidation, merger, conveyance, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, sale or transfer is not the same for each share of Common Stock held immediately prior to such reclassification, consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, conveyance, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such written instrument shall provide for adjustments which, for events subsequent to the effective date of such written instrument, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, sales or transfers.


                                     ARTICLE XII

                    REGISTRATION AND TRANSFER OF RESTRICTED SHARES

                   12.1 SHELF REGISTRATION. (a) Timing of Filing, Effectiveness and Period of Usability. The Company shall prepare and file within 30 days of the Closing Date, and thereafter shall use its best efforts to cause to be declared effective as soon as possible but in any event within 90 days of the Closing Date, a "shelf" Registration Statement (the "Initial Shelf Registration") on any appropriate form pursuant to Rule 415 (or similar rule that may be adopted by the Commission) under the Securities Act for all the Restricted Shares, which form shall be available for the sale of the Restricted Shares in accordance with the intended method or methods of distribution thereof. The Company agrees to use its best efforts to keep the Registration Statement continuously effective and usable for resale of Restricted Shares until three years from the Closing Date or such shorter period which will terminate when all the Restricted Shares covered by such Registration Statement have been sold pursuant to such Registration Statement or when all Restricted Shares otherwise have been sold pursuant to Rule 144 or are freely tradeable (the "Effectiveness Period"); provided, however, that the Company shall have no obligation to maintain such Registration Statement current and usable (although the Company shall be obligated to maintain its effectiveness) at any time when the Conversion Price is greater than the Current Market Price, unless any of the Debentures have been previously converted pursuant to Article XI. The Company shall not permit any securities other than the Restricted Shares (and any shares issuable upon conversion of the Pari Passu Debentures) to be included in a Shelf Registration. Each Purchaser hereby covenants and agrees, and each subsequent Holder by its acceptance of a Debenture will be deemed to have covenanted and agreed, that it will provide, upon the request of the Company from time to time, the information required pursuant to Item 507 of Regulation S-K under the Securities Act for use in any Registration Statement relating to the Restricted Shares, including, without limitation, the name of the beneficial and record owner of the Debenture and the principal amount of Debentures and Pari Passu Debentures held by such beneficial owner.

                   (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Restricted Shares (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                   (c) Additional Interest for Liquidity. (1) In addition to the interest required to be paid pursuant to the first paragraph of the Debentures and clauses (2) and (3), if a Shelf Registration is not effective for at least 270 days (whether or not consecutive) during the period commencing on the Closing Date and ending on July 18, 1995, then from July 18, 1995 through and including January 17, 1996 interest shall accrue with respect to the Debentures at the rate of one-sixteenth of one percent (.0625%) per annum, which interest shall be payable by the Company in cash directly to the Holders thereof on January 18, 1996, in the manner and subject to the same terms and conditions set forth in this Agreement, as nearly as may be as though the interest rate provided in the first paragraph of the Debentures had been increased by one sixteenth of one percent (.0625%) per annum.

                        (2) In addition to the interest required to be paid pursuant to the first paragraph of the Debentures and clauses (1) and (3), if a Shelf Registration is not effective for at least 540 days (whether or not consecutive) during the period commencing on the Closing Date and ending on July 18, 1996, then from July 18, 1996 through and including January 17, 1997 interest shall accrue with respect to the Debentures at the rate of one-sixteenth of one percent (.0625%) per annum, which interest shall be payable by the Company in cash directly to the Holders thereof on January 18, 1997, in the manner and subject to the same terms and conditions set forth in this Agreement, as nearly as may be as though the interest rate provided in the first paragraph of the Debentures had been increased by one sixteenth of one percent (.0625%) per annum.

                        (3) In addition to the interest required to be paid pursuant to the first paragraph of the Debentures and clauses (1) and (2), if a Shelf Registration is not effective for at least 810 days (whether or not consecutive) during the period commencing on the Closing Date and ending on July 18, 1997, then from July 18, 1997 through and including January 17, 1998 interest shall accrue with respect to the Debentures at the rate of one-sixteenth of one percent (.0625%) per annum, which interest shall be payable by the Company in cash directly to the Holders thereof on January 18, 1998, in the manner and subject to the same terms and conditions set forth in this Agreement, as nearly as may be as though the interest rate provided in the first paragraph of the Debentures had been increased by one sixteenth of one percent (.0625%) per annum.

                        (4) Notwithstanding the foregoing, any day on which the Shelf Registration is required to be usable pursuant to
          Section 12.1 but is not so usable shall be deemed to be a day on which the Shelf Registration was not effective for purposes of computing the time periods in clauses (1), (2) and (3) of this Section (c).

                   (d) Expenses. The Company will pay all Registration Expenses in connection with registrations pursuant to this
          Section 12.1.

                   12.2 REGISTRATION PROCEDURES. If and whenever the Company is required to effect or cause the registration of any Restricted Shares under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

                   (a) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder for Shelf Registration or otherwise necessary to keep the Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                   (b) notify the sellers of Restricted Shares promptly, and (if requested by any such Person) confirm such advice in writing,

                        (1)  when the Prospectus or any Prospectus
                   supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                        (2) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

                        (3)  of the receipt by the Company of any
                   notification with respect to the suspension of the qualification of the Restricted Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

                   (c) furnish to each seller of such Restricted Shares such number of copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus and summary Prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Restricted Shares by such seller;

                   (d) register or qualify such Restricted Shares covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Restricted Shares owned by such seller;

                   (e) cause such Restricted Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Restricted Shares;

                   (f) immediately notify each seller of any such Restricted Shares covered by such Registration Statement, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (a) of this Section 12.2, of the Company becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and within five days prepare and furnish to all sellers a reasonable number of copies of an amended or supplemental Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing provided that the Company shall have no obligation to do so prior to the conversion of any of the Debentures at any time when the Conversion Price is greater than the Current Market Price;

                   (g) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                   (h) list such Restricted Shares on any securities exchange on which the Common Stock is then listed, if such Restricted Shares are not already so listed and if such listing is then permitted under the rules of such exchange, and provide a transfer agent and registrar for such Restricted Shares covered by such Registration Statement not later than the effective date of such Registration Statement;

                   (i) cooperate with the sellers of Restricted Shares and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Shares to be sold and not bearing any restrictive legends; and enable such Restricted Shares to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Restricted Shares to the underwriters;

                   (j) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Restricted Shares and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration,
          (1) make such representations and warranties to the holders of such Restricted Shares and the underwriters in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the holders of a majority in principal amount of the Restricted Shares being sold) addressed to each selling holder and the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters; (3) if an underwriting agreement is entered into, the same shall set forth indemnification provisions and procedures no less favorable than those set forth in Section 12.3 hereof (or such other provisions and procedures acceptable to the holders of a majority of the Restricted Shares being sold) with respect to all parties to be indemnified pursuant to such Section; and (4) the Company shall deliver such documents and certificates as may be reasonably requested by the holders of a majority of the Restricted Shares being sold and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                   (k) obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the sellers of more than 50% of such Restricted Shares shall reasonably request;

                   (l) make available for inspection by any seller of such Restricted Shares covered by such Registration Statement, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

                   (m) use its best efforts to cause the Restricted Shares covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by Purchasers or the holders of a majority in aggregate principal amount of the Restricted Shares; and

                   (n) obtain a CUSIP number for all Restricted Shares (unless already obtained), not later than the Effective Date.

                   The Company may require each seller of Restricted Shares as to which any registration is being effected to furnish the Company such information regarding such seller from time to time as may be required by the Securities Act.

                   Each holder of Restricted Shares agrees by acquisition of such Restricted Shares that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (f) of this Section 12.2, such holder will forthwith discontinue disposition of Restricted Shares pursuant to the Registration Statement covering such Restricted Shares until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by clause (f) of this Section 12.2, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the Prospectus covering such Restricted Shares current at the time of receipt of the Company's notice.

                   12.3 INDEMNIFICATION. (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 12.1, the Company agrees to (i) indemnify and hold harmless, to the extent permitted by law, the seller of any Restricted Shares covered by such registration statement, its directors and officers and employees and agents and general and limited partners (and the directors and officers thereof), each other Person who participates as an underwriter in the offering or sale of such securities and their officers, directors and partners and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable costs of investigation and legal expenses) to which such seller, any such director or officer or employee or agent or general or limited partner or any such underwriter, officer, director, partner or controlling person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon
          (aa) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement thereto, or (bb) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) reimburse such seller and each such director, officer, employee, agent, general or limited partner, underwriter, officer, director, partner and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or amendment or supplement thereto or in any such preliminary, final or summary Prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or any underwriter specifically stating that it is for use in the preparation thereof; and provided, further, that the Company will not be required to indemnify any Person who participates as an underwriter in the offering or sale of Restricted Shares or any other Person, if any, who controls such underwriter within the meaning of the Securities Act to the extent that any such loss, claim, damage or liability for which indemnification is claimed results from such underwriter's failure to send or give a copy of the final Prospectus to the Person asserting an untrue statement or an alleged untrue statement or omission or alleged omission at or prior to the written confirmation of such sale, if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, agent, general or limited partner, underwriter, officer, director, partner or controlling person and shall survive the transfer of such securities by such seller. This indemnity will be in addition to any liability which the Company may otherwise have.

                   (b) Indemnification by the Sellers. The Company may require, as a condition to including any Restricted Shares in any Registration Statement filed in accordance with this

          Article XII, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Restricted Shares or any underwriter, to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 12.3(b)) the Company, any directors, officers, employees, agents and other controlling persons thereof, and all other prospective sellers with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller or underwriter specifically stating that it is for use in the preparation of such Registration Statement, preliminary, final or summary Prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers or any of their respective directors, officers, employees, agents or controlling persons and shall survive the transfer of such securities by such seller.

                   (c) Notices of Claims. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 12.3, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 12.3 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's judgment a conflict of interest between such indemnified and indemnifying parties exists in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred in connection with the defense thereof; provided, however, that such indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expense of such indemnified party unless (a) the indemnifying party has agreed to pay such fees and expenses, (b) the indemnifying party shall have failed to assume the defense of such action or proceeding and have failed to employ counsel reasonably satisfactory to such indemnified party in any such action or proceeding, (c) such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party or other indemnified party or (d) a conflict or potential conflict exists (based on advice of counsel to any such indemnified party) between such indemnified party and the indemnifying party (in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party and any other indemnifying parties, which firm shall be designated in writing by such indemnifying parties). Any such fees and expenses payable by the indemnifying party shall be paid to the indemnified party entitled thereto as incurred by such indemnified party. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party agrees to indemnify and hold harmless such indemnified parties from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                   (d) Contribution. If the indemnification provided for in this Section 12.3 is unavailable to an indemnified party under
          Section 12.3(a) or Section 12.3(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses, (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and each seller of Restricted Shares on the other in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as the other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the particular seller and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the holders of Restricted Shares agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable consideration referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection
          (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), each seller of Restricted Shares shall not be required to contribute any amount in excess of the amount by which the proceeds received by such seller from sales of Restricted Shares exceeds the amount of any damages that such seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                   (e) Rule 144 and Rule 144A Information. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company is not subject to the reporting requirements of Section 13 or 15 of the Exchange Act, the Company also covenants that it will provide the information required pursuant to Rule 144(c)(2) and Rule 144A(d)(4) under the Securities Act upon the request of any holder of Debentures or Restricted Shares which continue to be "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act and it will take such further action as any holder of such Debenture or Restricted Shares may reasonably request, all to the extent required from time to time to enable such holder to sell its Debentures or Restricted Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (c) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Debentures or Restricted Shares, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

                   (f) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 12.3 (with appropriate modifications) shall be given by the Company and each seller of Restricted Shares with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

                   12.4 UNDERWRITTEN REGISTRATIONS. If any of the Restricted Shares covered by a registration pursuant to Section
          12.1 are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the holders of a majority in aggregate principal amount of such Restricted Shares included in such offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

                   No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's Restricted Shares on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.


                                     ARTICLE XIII

                             SUBORDINATION OF DEBENTURES


                   13.1  DEBENTURES SUBORDINATE TO SENIOR INDEBTEDNESS.
          The Company covenants and agrees, and each Holder of a Debenture, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Debt represented by the Debentures and the payment of the principal of, premium, if any, interest on and any other payment with respect to, each and all of the Debentures are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full, in cash or, as acceptable to each holder of Senior Indebtedness, in any other manner, of all Senior Indebtedness (whether outstanding on the date of this Agreement or hereafter incurred).

                   This Article shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

                   The Debentures shall be senior in right of payment and in rights of liquidation to all Subordinated Indebtedness. The Debentures shall be pari passu in right of payment and in rights of liquidation with the Pari Passu Debentures.

                   13.2  PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.
          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

                        (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or, as acceptable to each holder of Senior Indebtedness, in any other manner, of all amounts due on or in respect of all Senior Indebtedness, before the Holders of the Debentures are entitled to receive any payment or distribution of any kind or character (excluding Permitted Junior Securities) on account of principal of, premium, if any, or interest on the Debentures (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness); and

                        (2)  until all of the Senior Indebtedness is
          repayed in full as provided in clause (1) above, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders would be entitled but for the provisions of this Article (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or as acceptable to each holder of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                        (3)  in the event that, notwithstanding the
          foregoing provisions of this Section, the Holder of any Debenture shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal, premium, if any, and interest on the Debentures before all Senior Indebtedness is paid in full, then and in such event such payment or distribution (excluding Permitted Junior Securities) (including any payment or other distribution which may be received from the holders of Subordinated Indebtedness as a result of any payment on such Subordinated Indebtedness) shall be paid over or delivered forthwith directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness have been issued for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or, as acceptable to each holder of Senior Indebtedness, any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                   The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in
          Article XVI shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article XVI.

                   13.3 SUSPENSION OF PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT. (a) Unless Section 13.2 shall be applicable, upon the occurrence and during the continuance of a Payment Default, no payment (other than any payments previously made pursuant to Section 15.1 of this Agreement) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of principal of, premium, if any, or interest on, the Debentures, or on account of the purchase, redemption, defeasance (whether under Section 15.1) or other acquisition of or in respect of the Debentures unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness shall have been discharged or paid in full in cash or in any other manner as acceptable to each holder of such Senior Indebtedness, after which the Company shall (subject to the other provisions of this Article XIII) resume making any and all required payments in respect of the Debentures, including any missed payments.

                   (b)  Unless Section 13.2 shall be applicable, upon
          (1) the occurrence and during the continuance of a Non-payment Default and (2) receipt by the Holders and the Company from a representative of the holder of any Senior Indebtedness (collectively a "Senior Representative") or the holder of any Senior Indebtedness of written notice of such Non-payment Default, no payment (other than any payments previously made pursuant to Section 15.1 of this Agreement) or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by the Company on account of any principal of, premium, if any, or interest on, the Debentures, or on account of the purchase, redemption, defeasance (whether under Section 15.1) or other acquisition of or in respect of Debentures for a period ("Payment Blockage Period") commencing on the date of receipt by the Holders of such notice and continuing until the earliest of (subject to any blockage of payments that may then or thereafter be in effect under subsection (a) of this Section 13.3) (x) 179 days after receipt of such written notice by the Holders (provided that any Senior Indebtedness as to which notice was given shall theretofore have not been accelerated), (y) the date on which such Non-payment Default is cured or waived or ceases to exist or on which the Senior Indebtedness related thereto is discharged or paid in full in cash, or in any other manner as acceptable to the applicable holder of Senior Indebtedness or (z) the date on which such Payment Blockage Period shall have been terminated by written notice to the Company or the Holders from the Senior Representative or holder of Senior Indebtedness initiating such Payment Blockage Period, after which, in the case of clause (x),
          (y) or (z), the Company shall (subject to the other provisions of this Article including paragraph (a) above) promptly resume making any and all required payments in respect of the Debentures, including any missed payments. Notwithstanding any other provision of this Agreement, in no event shall a Payment Blockage Period under this paragraph (b) extend beyond 179 days from the date of the receipt by the Holders of the notice referred to in clause (2) of this paragraph (b) (the "Initial Blockage Period"). Any number of notices of Non-payment Defaults may be given during the Initial Blockage Period; provided that during any period of 365 consecutive days only one Payment Blockage Period under this paragraph (b) may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such Non-payment Default shall have been cured or waived for a period of not less than 90 consecutive days. The Company shall deliver a notice to the Holders promptly after the date on which any Non-payment Default is cured or waived or ceases to exist or on which the Senior Indebtedness related thereto is discharged or paid in full in cash, or in any other manner as acceptable to each holder of Senior Indebtedness.

                   (c) In the event that, notwithstanding the foregoing, the Company shall make any payment to the Holder of any Debenture prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over and delivered forthwith to a Senior Representative of the holders of the Senior Indebtedness or as a court of competent jurisdiction shall direct.

                   13.4 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS. After the payment in full, in cash or, as acceptable to each holder of Senior Indebtedness, in any other manner of all Senior Indebtedness, the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Debentures shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Debentures, shall, as among the Company, their creditors other than holders of Senior Indebtedness, and the Holders of the Debentures, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                   13.5 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of this Article are intended solely for the purpose of defining the relative rights of the Holders of the Debentures on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Agreement or in the Debentures is intended to or shall
          (a) impair, as among the Company and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights of the Holders of the Debentures and creditors of the Company other than the rights of the Holders of the Debentures in relation to the rights of the holders of Senior Indebtedness; or (c) prevent the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights under this Article of the holders of Senior Indebtedness
          (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 13.2, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to such Holder, or (2) under the conditions specified in Section 13.3, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 13.3(c).


                   13.6 NO WAIVER OF SUBORDINATION PROVISIONS. (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                   (b)   Without limiting the generality of Subsection
          (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Debentures to the holders of Senior Indebtedness, amend, extend, refinance, replace, restate, supplement or otherwise modify the Credit Agreement, so long as the aggregate principal amount of Debt outstanding pursuant to Section 8.1(b) (computed as provided in such Section) at any time does not exceed $110,000,000, and, including, without limitation, may also do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding;
          (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
          (3) release any Person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit the right of the Holders of the Debentures to take any action to accelerate the maturity of the Debentures pursuant to Article IX of this Agreement or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Article, subject to the rights under this Article, of the holders of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                   13.7 NOTICES. The Company shall provide the Holders with prompt notice of any event known to the Company which would prohibit the making of any payment of money to the Holders in respect of the Debentures pursuant to the provisions of this Article.

                   13.8 RELIANCE ON JUDICIAL ORDERS OR CERTIFICATES. Upon any payment or distribution of assets of the Company referred to in this Article, the Holders of the Debentures shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holders of Debentures or a certificate of a Senior Representative, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been fully apprised of the provisions of this Article.

                   13.9 NO SUSPENSION OF REMEDIES. Nothing contained in this Article shall limit the right of the Holders of Debentures to take any action to accelerate the maturity of the Debentures pursuant to Article IX of this Agreement or to pursue any rights or remedies hereunder or under applicable law, subject to the rights under this Article of the holders of Senior Indebtedness to receive the cash, property or securities receivable upon the exercise of such rights or remedies.

                   13.10 REINSTATEMENT. The provisions of this Article shall continue to be effective or reinstated, as the case may be, if at any time any payment of the Senior Indebtedness is rescinded or must otherwise be returned by any bank which is party to the Credit Agreement or any other holder of Senior Indebtedness upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

                   13.11  AMENDMENTS TO ARTICLE XIII.  No change,
          modification or amendment of any provision of this Article shall be effective against any holder of Senior Indebtedness that did not consent to such change, modification or amendment.


                                     ARTICLE XIV

                               REDEMPTION OF DEBENTURES

                   14.1. RIGHT OF REDEMPTION. The Debentures may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after January 18, 1998,

          at the Redemption Prices specified in the form of Debenture hereinafter set forth, together with accrued interest to the Redemption Date.

                   14.2. APPLICABILITY OF ARTICLE. Redemption of Debentures at the election of the Company or otherwise, as permitted or required by any provision of this Agreement, shall be made in accordance with such provision and this Article.

                   14.3. ELECTION TO REDEEM; NOTICE TO HOLDERS. The election of the Company to redeem any Debentures pursuant to
          Section 14.1 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debentures, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company, notify the Holders of such Redemption Date and of the principal amount of Debentures to be redeemed.

                   14.4. SELECTION BY THE COMPANY OF DEBENTURES TO BE REDEEMED. If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Company, from the Debentures not previously called for redemption, by such method as the Company shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Debentures of a denomination larger than $1,000.

                   If any Debenture selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Debenture so selected, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion selected for redemption. Debentures which have been converted during a selection of Debentures to be redeemed shall be treated by the Company as outstanding for the purpose of such selection.

                   The Company shall promptly notify the Holders in writing of the Debentures selected for redemption and, in the case of any Debentures selected for partial redemption, the principal amount thereof to be redeemed.

                   For all purposes of this Agreement, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal amount of such Debentures which has been or is to be redeemed.

                   14.5. NOTICE OF REDEMPTION. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder to be redeemed, at his address appearing in the Debenture Register.

                   All notices of redemption shall state:

                        (1)  the Redemption Date,

                        (2)  the Redemption Price,

                        (3)  if less than all the Debentures are
                   to be redeemed, the identification (and, in the case of partial redemption of any Debentures, the principal amounts) of the particular Debentures to be redeemed,

                        (4)  that on the Redemption Date the
                   Redemption Price will become due and payable upon each such Debenture to be redeemed and that interest thereon will cease to accrue on and after said date,

                        (5)  the Conversion Price, the date on
                   which the right to convert the Debentures to be redeemed will terminate and the place or places where such Debentures may be surrendered for conversion, and

                        (6)  the place or places where such
                   Debentures are to be surrendered for payment of the Redemption Price.

                   Notice of redemption of Debentures to be redeemed at the election of the Company shall be given by the Company.

                   14.6. DEPOSIT OF REDEMPTION PRICE. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (which for purposes of this Article shall not be the Company) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Debentures which are to be redeemed on that date other than any Debentures called for redemption on that date which have been converted prior to the date of such deposit.

                   If any Debenture called for redemption is converted, any money deposited with the Paying Agent for the redemption of such Debenture shall be paid to the Company upon request by the Company.

                   14.7. DEBENTURES PAYABLE ON REDEMPTION DATE. Notice of redemption having been given as aforesaid, the Debentures so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debenture for redemption in accordance with said notice, such Debenture shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date.

                   If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Debenture.

                   14.8. DEBENTURES REDEEMED IN PART. Any Debenture which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated by the Company in its notice of redemption for that purpose (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such Debenture without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debenture so surrendered.



                                      ARTICLE XV

                              SATISFACTION AND DISCHARGE

                   15.1 COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE. The Company may, at its option by Board Resolution, at any time, with respect to the Debentures, elect to have either
          Section 15.2 or Section 15.3 be applied to all of the outstanding Debentures (the "Defeased Debentures"), upon compliance with the conditions set forth below in this Article XV.

                   15.2 DEFEASANCE AND DISCHARGE. Upon the Company's exercise under Section 15.1 of the option applicable to this
          Section 15.2, the Company shall be deemed to have been discharged from its obligations with respect to the Defeased Debentures on the date the conditions set forth below are satisfied (hereinafter, "Defeasance"). For this purpose, such

          Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Debentures, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 15.5 and the other Sections of this Agreement referred to in (a) and (b) below, and to have satisfied all its other obligations under such Debentures and this Agreement insofar as such Debentures are concerned (and the Company shall execute proper instruments acknowledging satisfaction and discharge of this Agreement), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Debentures to receive solely from the trust fund described in
          Section 15.4 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Debentures when such payments are due, (b) the Company's obligations with respect to any surviving rights of conversion, registration of transfer or exchange of Debentures herein expressly provided for. Subject to compliance with this
          Article XV, the Company may exercise its option under this
          Section 15.2 notwithstanding the prior exercise of its option under Section 15.3 with respect to the Debentures.

                   15.3 COVENANT DEFEASANCE. Upon the Company's exercise under Section 15.1 of the option applicable to this Section 15.3, the Company shall be released from its obligations under any covenant or provision contained in Article VIII with respect to the Defeased Debentures on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Defeased Debentures shall thereafter be deemed to be not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of the Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Defeased Debentures, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in such Article, whether directly or indirectly, by reason of any reference elsewhere herein to such Article or by reason of any reference in such Article to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 9.1(c) or (d), but, except as specified above and in the following sentence, the remainder of this Agreement and such Defeased Debentures shall be unaffected thereby.

                   15.4 CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to application of either
          Section 15.2 or Section 15.3 to the Defeased Debentures:

                        (1) The Company shall irrevocably have deposited or caused to be deposited with the Paying Agent (which for purposes of this Article shall not be the Company) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debentures, (a) money in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Paying Agent, to pay and discharge and which shall be applied by the Paying Agent to pay and discharge the principal of, premium, if any, and interest on the Defeased Debentures on the Stated Maturity of such principal or installment of principal or interest on the day on which such payments are due and payable in accordance with the terms of this Agreement and of such Debentures; provided that the Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Debentures. For this purpose, "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or
          (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                   (2) The Company has paid or caused to be paid all other sums payable hereunder by the Company.

                   (3) No default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 9.1(f) and (g) are concerned, at any time during the period ending on the day after the expiration of the applicable preference period set forth in Paragraph (8) below after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                   (4) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Agreement or any other material agreement or instrument to which the Company is a party or by which it is bound.

                   (5) In the case of an election under Section 15.2, either:
                        (A)  all Debentures issued and delivered
                   (other than (i) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 5.4 and (ii) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Paying Agent pursuant to this Agreement and thereafter repaid to the Company or discharged from such trust, as provided in
                   Section 15.5) have been delivered to the Company for cancellation; or

                        (B)  all such Debentures not theretofore
                   delivered to the Company for cancellation

                       (i)  have become due and payable, or

                      (ii)  will become due and payable at their
                            Stated Maturity within one year, or

                     (iii)  are to be called for redemption
                            within one year under arrangements by
                            the Company following the giving of a
                            notice of redemption by the Company, or

                      (iv)  are delivered to the Company for
                            conversion in accordance with Article XI.

                   (6) In the case of an election under Section 15.2, the Company shall have delivered to the Holders an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Debentures will not recognize income, gain or loss for Federal income tax purposes as a result of such Defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred.

                   (7) In the case of an election under Section 15.3, the Company shall have delivered to the Holders an Opinion of Counsel to the effect that the Holders of the outstanding Debentures will not recognize income, gain or loss for United States Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

                   (8) The Company shall have delivered to the Holders, an Opinion of Counsel to the effect that after the day after the expiry of an applicable preference period (the "applicable preference period") after the deposit, the trust funds established pursuant to this Article will not be subject to the effect of any applicable Bankruptcy Laws. (For the limited purpose of the Opinion of Counsel referred to in this clause (8), such Opinion may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, are accurate as of such date, provided that such solvency letter is also addressed and delivered to the Holders.)

                   (9) The Company shall have delivered to the Holders an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 15.2 or 15.3 was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

                   (10) The Company shall have delivered to the Holders an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the Defeasance under Section 15.2 or the Covenant Defeasance under Section 15.3 (as the case may be) have been complied with as contemplated by this Article XV. Opinions required to be delivered under this Section may have qualifications customary for opinions of the type required.

                   15.5 APPLICATION OF TRUST MONEY. All money deposited with the Paying Agent pursuant to this Article XV shall be held in trust and applied by it, in accordance with the provisions of the Debentures and this Agreement, to the payment to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Paying Agent.

                   The Company shall pay and indemnify the Paying Agent against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Article XV or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Debentures.

                   Anything in this Article XV to the contrary notwithstanding, the Paying Agent shall deliver or pay to the Company from time to time upon the written request of the Company any money or U.S. Government Obligations held by it as provided in this Article XV which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Paying Agent, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

                   15.6 REINSTATEMENT. If the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
          Section 15.2 or 15.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Agreement and the Debentures shall be revived and reinstated as though no deposit had occurred pursuant to Section 15.2 or 15.3, as the case may be, until such time as the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 15.2 or 15.3, as the case may be; provided, however, that if the Company makes any payment of principal, premium, if any, or interest on any Debenture following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Debenture to receive such payment from the money held by the Paying Agent.


                                     ARTICLE XVI

              CONSOLIDATION, MERGER, CONVEYANCE, SALE, TRANSFER OR LEASE

                   16.1 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS. The Company shall not consolidate with or merge into any other Person or convey, sell, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, sell, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

                   (1)  in case the Company shall consolidate
              with or merge into another Person or convey, sell, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, sale or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a counterpart to this Agreement or an agreement, executed and delivered to the Company, in form satisfactory to the Company, the due and punctual payment of the principal of (and premium, if any) and interest on all the Debentures and the performance or observance of every covenant of this Agreement on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Sections 11.1 and 11.11;

                   (2)  immediately after giving effect to such
              transaction and treating any Debt which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing;

                   (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Agreement, the Company or such successor corporation or Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Debentures (and if the Company selects, any Debt ranking pari passu with the Debentures) equally and ratably with all Debt secured thereby; and

                   (4) the Company has delivered to the Holders an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a counterpart to this Agreement or an agreement is required in connection with such transaction, such counterpart or agreement complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                   16.2  Successor Substituted.

                   Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, sale, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 16.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, sale, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Agreement and the Debentures.


                                     ARTICLE XVII

                                    MISCELLANEOUS

                   17.1 AMENDMENTS AND WAIVERS. This Agreement may not be changed, modified or discharged orally, nor may any waivers or consents be given orally hereunder, and every such change, modification, discharge, waiver or consent shall be in writing and, except as provided in the following sentence, signed by the Person against which enforcement thereof is sought. Subject to the subordination provisions contained in Article XIII, this Agreement may be amended, and any of its restrictions or provisions may be waived, with the consent of the Company and of the Holders of not less than 51% in aggregate principal amount of the Debentures then outstanding, except that (i) without the consent of the Holders of all the Debentures then outstanding no amendment to or waiver under this Agreement shall extend the maturity of any Debenture, or reduce the rate of interest or any premium payable with respect to any Debenture, or amend Article VI, IX, XI or XIII or reduce the proportion of the principal amount of the Debentures required to consent to any waiver, consent or amendment and (ii) the consent of the Holders shall not be necessary for any amendments to this Agreement which provide solely for the issuance of Debentures (in an aggregate principal amount which, when added to the principal amount of Debentures previously issued pursuant to this Agreement or any amendments thereto, does not exceed $20,000,000) by the Company to additional purchasers at any time after the date hereof.

                   17.2 COPIES TO REGULATORY BODIES. Each Purchaser and each Holder that is an institutional investor may furnish copies of any financial statements and other certificates, reports or documents delivered to it pursuant to this Agreement to any regulatory body or commission to whose jurisdiction such Holder may be subject.

                   17.3 INTEGRATION AND SEVERABILITY. This Agreement embodies the entire agreement and understanding between the Purchasers and the Company and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any Debenture, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

                   17.4 SUCCESSORS AND ASSIGNS. All covenants, agreements, statements, representations and warranties in this Agreement or any certificate delivered pursuant hereto by or on behalf of the Company or by or on behalf of each Purchaser shall bind and inure to the benefit of the respective successors and assigns of such party hereto, except where the context otherwise requires, and except that such Purchaser shall not be obligated to acquire any Debenture from any issuer other than the Company.

                   17.5 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to be material and to have been relied upon by each Purchaser, notwithstanding any investigation heretofore or hereafter made by any Purchaser or on such Purchaser's behalf, and (ii) shall survive the execution and delivery of the Debentures and shall continue in full force and effect so long as any Debenture is outstanding and unpaid and thereafter as provided in Section 7.7.

                   17.6 VERIFICATION. Each Purchaser and each other Holder shall be entitled to make such independent examinations as such person may deem reasonable, and to receive copies of all such instruments, certificates, opinions and other evidence as it may reasonably request, with respect to the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith and for the purpose of verifying the accuracy of any certificate which is made or required to be made pursuant to this Agreement.

                   17.7 NOTICES AND OTHER COMMUNICATIONS. All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered, or shall be sent by certified or registered mail, return receipt requested, postage prepaid and addressed (i) if to any Purchaser at its address for communications set forth in Schedule 1 hereto or to such other address as may have been furnished to the Company by notice from such Purchaser, or (ii) if to any Holder of a Debenture other than the Purchasers, to its address set forth in the Debenture Register or to such other address as may have been furnished to the Company by notice from such Holder or (iii) if to the Company, to Zenith Electronics Corporation, 1000 Milwaukee Avenue, Glenview, Illinois 60025, Attention Secretary, with a copy to the General Counsel, or to such other address as may have been furnished to the Purchasers and the Holders other than the Purchasers by notice from the Company. All notices shall be deemed to have been given either at the time of the delivery thereof to any officer or employee of the person entitled to receive such notice at the address of such persons for purposes of this Section 17.7, or, if mailed, at the completion of the fifth full day following the time of such mailing thereof to such address, as the case may be. Whenever pursuant to this Agreement or any Debenture, notice is required to be given to any or all of the Holders, such requirement shall be satisfied if such notice is given, in the manner prescribed, to the persons last known by the Company to be

          Holders of such Debentures, entitled to such notice, at the addresses of such persons last known to the Company.

                   17.8 GOVERNING LAW. This Agreement and the Debentures shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the principles of conflict of laws). If any action or proceeding shall be brought by any Purchaser or by any Holder in order to enforce any right or remedy under this Agreement or under any Debenture, the Company hereby consents and will, and the Company will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Nothing contained in this section shall affect the right of any Holder of Debentures to serve legal process in any other manner permitted by law or to bring any action or proceeding in the courts of any jurisdiction against the Company or to enforce a judgment obtained in the courts of any other jurisdiction.

                   17.9 RESTRICTED SHARE LEGEND. Each Restricted Share, prior to the registration thereof pursuant to Article XII of this Agreement, shall bear the following legend:

                   By its acceptance hereof, the holder of this Security agrees that, in absence of the registration of the Security under the Securities Act of 1933, as amended (the "Securities Act"), it will offer, sell or otherwise transfer this Security (i) only
                   (A) to the Company, (B) pursuant to an
                   exemption from registration under the
                   Securities Act in accordance with Rule 144, as amended from time to time, promulgated under the Securities Act or (C) in accordance with any other available exemption from the requirements of Section 5 of the Securities Act.

                   17.10 REPRODUCTION OF DOCUMENTS. This Agreement and all documents relating to this Agreement, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the closing of the purchase of the Debentures (except the Debentures themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process, and such Purchaser may destroy any original document so reproduced. The

          Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Purchaser in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                   17.11 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the various subdivisions hereof are for convenience of reference only and shall in no way modify any of the terms or provisions hereof.

                   17.12 COUNTERPARTS. This Agreement may be signed by each party hereto upon a separate copy in which event both of said copies shall constitute a single counterpart of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                   IN WITNESS WHEREOF, the Company and the Purchasers have caused this Agreement to be executed and delivered in New York City, New York by their respective officers thereunto duly authorized.

                                         ZENITH ELECTRONICS CORPORATION


                                         By
                                           Name:
                                           Title:


                                         McMAHAN SECURITIES CO., L.P.


                                         By
                                           Name:
                                           Title:






                                                        EXHIBIT A





                   By its acceptance hereof, the holder of this Debenture agrees that, in absence of the registration of the Debenture under the Securities Act of 1933, as amended (the "Securities Act"), it will offer, sell or otherwise transfer this Debenture (i) only
                   (A) to the Company, (B) pursuant to any
                   transaction under and meeting the requirements of Rule 144A, as amended from time to time, promulgated under the Securities Act,
                   (C) pursuant to an exemption from registration under the Securities Act in accordance with Rule 144, as amended from time to time, promulgated under the Securities Act or (D) in accordance with any other available exemption from the requirements of Section 5 of the Securities Act.


                            ZENITH ELECTRONICS CORPORATION

                    8.5% SENIOR SUBORDINATED CONVERTIBLE DEBENTURE

                                 DUE JANUARY 18, 2001


          $
          Cusip No.                                                 R-


                   FOR VALUE RECEIVED, the undersigned, ZENITH ELECTRONICS CORPORATION (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware,
          hereby promises to pay to                          or registered
          assigns, the principal sum of                     DOLLARS, on
          January 18, 2001, together with interest payable semi-annually (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal hereof from the date of this Debenture until said principal hereof shall become due and payable, at the rate of 8.5% per annum, and to pay interest at the rate of 10.5% per annum on any overdue payment of principal and, to the extent not prohibited by law, on any overdue payment of interest and premium, until the same shall be paid in full.

                   Payments of the principal of, and the premium, if any, and interest on, this Debenture shall be made in lawful money of the United States of America in the manner and at the place provided in Article VI of the Agreement hereinafter referred to.

                   Interest accrued and unpaid on this Debenture shall be payable semi-annually commencing on July 18, 1994 and on each January 18 and July 18 thereafter until this Debenture has been paid in full, and each such payment of interest to be in addition to any payment of principal payable on this Debenture. If any amount of principal, premium, if any, or interest on or in respect of this Debenture becomes due and payable on any date which is not a Business Day (as defined in the Agreement), said amount shall be payable on the next succeeding Business Day.

                   This Debenture is one of the Company's 8.5% Senior Subordinated Convertible Debentures due January 18, 2001, limited in aggregate principal amount to $20,000,000 which are issued, in fully registered form, pursuant to that certain Debenture Purchase Agreement, dated as of January 11, 1994, between the Company and and the purchasers listed on Schedule 1 thereto.
          This Debenture is entitled to the benefits of, and is subject to the terms contained in, said Debenture Purchase Agreement (said Debenture Purchase Agreement, as amended and modified from time to time, being herein called the "Agreement"). The provisions of the Agreement are hereby incorporated in this Debenture to the same extent as if set forth at length herein.

                   The Company may deem and treat the person in whose name this Debenture is registered pursuant to Article V of the Agreement as the holder and owner hereof for the purpose of receiving payments and for all other purposes whatsoever, notwithstanding any notations of ownership or transfer hereon and notwithstanding that this Debenture is overdue, and the Company shall not be affected by any notice to the contrary until presentation of this Debenture for registration of transfer as provided in Article V of the Agreement. This Debenture may be transferred or exchanged and, if lost, stolen, damaged or destroyed, this Debenture may be replaced, in the manner and upon the conditions set forth in said Article V.

                   This Debenture is registered on the books of the Company and is transferrable only by surrender thereof at the office of the Company designated for notices in accordance with Section
          7.12 of the Agreement duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing. By its acceptance hereof, the holder of this Debenture agrees that in the absence of the registration of the Debentures under the Securities Act of 1933, as amended (the "Securities Act"), it will offer, sell or otherwise transfer this Debenture
          (i) only (A) to the Company, (B) pursuant to any transaction under and meeting the requirements of Rule 144A, as amended from time to time, promulgated under the Securities Act, (C) pursuant to an exemption from registration under the Securities Act in accordance with Rule 144, as amended from time to time, promulgated under the Securities Act or (D) in accordance with any other available exemption from the requirements of Section 5 of the Securities Act, (ii) in accordance with any applicable federal and state securities laws and (iii) in the case of resales pursuant to subclauses (B), (C) or (D) of clause (i) above, after delivering to the Company a completed and signed Assignment Form attached to this Debenture or other documentation that demonstrates to the reasonable satisfaction of the Company that such transaction is exempt from the registration requirements of the Securities Act.

                   In certain circumstances involving the occurrence of a Change of Control or Asset Sale (each as defined in the Agreement), the Holder hereof shall have the right to require the Company to repurchase this Debenture at 100% of the principal amount hereof, together with accrued interest, if any, to the date of repurchase.

                   In case an Event of Default (as defined in the Agreement) shall happen and be continuing, the principal of this Debenture may become or be declared due and payable in the manner and with the effect provided in the Agreement.

                   This Debenture is convertible, on the conditions specified in the Agreement, at the option of the holder hereof at any time after the date of this Debenture, upon surrender hereof, with the notice of conversion set forth hereon duly executed, at the place specified in Article XI of the Agreement, at the unpaid principal amount hereof or any portion of such principal amount, into shares of Common Stock of the Company, as such shares shall be constituted at the time of conversion, at the initial Conversion Price of $10.00 per share of such Common Stock as constituted on January 11, 1994, as such Conversion Price shall be adjusted as provided in Article XI of the Agreement.

                   This Debenture is subordinated to all Senior
          Indebtedness (as defined in the Agreement), to the extent and as provided in Article XIII of the Agreement.

                   The Debentures are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after January 18, 1998, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed during the period January 18, 1998 through January 17, 1999 at 104%, and if redeemed during the 12-month period beginning January 18, of the years indicated,

                   Year             Redemption Price

                   1999                102.5%
                   2000                100.0%

          together in the case of any such redemption with accrued interest to the Redemption Date.

                   The Agreement contains provisions for defeasance of the Debentures (a) at certain times of the entire indebtedness under the Debentures and (b) at any time of certain restrictive covenants, in each case upon compliance with certain conditions set forth therein.

                   Should the indebtedness represented by this Debenture or any part thereof be collected in any proceeding provided for in the Agreement or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, premium, if any, and interest due and payable hereon, all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

                   This Debenture and the Agreement are governed and construed in accordance with the laws of the State of New York (without giving effect to the principles of conflict of laws).

                   IN WITNESS WHEREOF, ZENITH ELECTRONICS CORPORATION has
          caused this Debenture to be dated                ,     , and to
          be executed on its behalf by its officers thereunto duly authorized in New York, New York.


                                            ZENITH ELECTRONICS CORPORATION


                                            By
                                              Chairman or [Vice] President



                                            By
                                              Treasurer or [Assistant]
                                                Secretary

                                 NOTICE OF CONVERSION

                  [To be Signed Only Upon Conversion of a Debenture]

          To ZENITH ELECTRONICS CORPORATION

                   The undersigned, the holder of the foregoing Debenture, hereby irrevocably surrenders such Debenture for conversion into shares of Common Stock of ZENITH ELECTRONICS CORPORATION to the
          extent of $           * unpaid principal amount of such
          Debenture, and requests that the certificates for such shares be issued in the name of, and delivered to,
          whose address is                                      .


          Dated:








                                                   (Address)















          * Insert here the unpaid principal amount of the Debenture (or, in the case of a partial conversion, the portion thereof as to which the Debenture is being converted). In the case of a partial conversion, a new Debenture or Debentures will be issued and delivered, representing the unconverted portion of the unpaid principal amount of this Debenture, to or upon the order of the holder surrendering such Debenture.

                                   ASSIGNMENT FORM

                  To assign this Debenture, fill in the form below:

                    I or we assign and transfer this Debenture to

                (Print or type assignee's name, address and zip code)




                     and irrevocably appoint             agent to
                 transfer this Debenture on the books of the Company.
                   The agent may substitute another to act for him.


          Date:                           Your Signature:




          In connection with any transfer of any of the Debentures evidenced by this certificate occurring prior to the date that is the earlier of (i) three years after the later of (a) the date of original issuance of such Debentures and (b) the last date, if any, on which such Debentures were owned by the Company or any Affiliate of the Company, and (ii) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act covering resales of this Debenture (which effectiveness shall not have been suspended or terminated at the date of transfer), the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that such Debentures are being transferred:

               CHECK ONE BOX BELOW


               (1) [ ]   to the Company; or

               (2) [ ] to a "Qualified Institutional Buyer" (as defined in Rule 144A under the Securities Act), which person has been advised that the Debentures have been sold or transferred to it in reliance upon Rule 144A; or

               (3) [ ] to an institutional investor and an "accredited investor" (as defined in Regulation D under the under the Securities Act of 1933, as amended (the "Securities Act")) that is acquiring the Debentures for investment purposes and not for distribution; it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Debentures, and it and any accounts for which it is acting are each able to bear the economic risk of its investment; it is acquiring the Debentures purchased by it for its own account or for one or more accounts as to each of which it exercises sole investment discretion; or

               (4) [ ] pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

                    TO BE COMPLETED BY PURCHASER (OR BROKER/DEALER
                  ON ITS BEHALF) IF (2), (3) OR (4) ABOVE IS CHECKED

          The undersigned purchaser confirms that the Debentures are being transferred in accordance with the provisions of Section 1.3(b) of the Debenture Purchase Agreement between Zenith Electronic Corporation, a Delaware corporation and the purchasers listed on
          Schedule 1 thereto (the "Debenture Purchase Agreement"), a copy of which has been previously delivered to it, and the legend on the Debentures, and further, that it understands that in connection with any such transfer, the Company may request, and if so requested the undersigned purchaser will furnish, such certificates and other information as may reasonably be required to confirm that any such transfer complies with the restrictions set forth therein.

          The Debentures should be registered as follows:

          Name:
          Address:
          Tax Identification Number:
          Physical Location of Debentures (including address):
          Contact:

          If this assignment is being completed by a U.S. registered broker-dealer on behalf of the transferee, the undersigned broker-dealer confirms that (a) it has delivered to the transferee a copy of the Debenture Purchase Agreement or a notice regarding the restrictions on transfer of the Debentures by such transferee as set forth in the legend on the Debentures and (b) to the best of its knowledge, the information provided herein about the transferee is true and correct.

          The Company is entitled to rely upon this assignment and is irrevocably authorized to produce this assignment or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

          Unless one of the boxes is checked, the Company will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3) or (4) is checked, the Company may require, prior to registering any such transfer of the Debentures, in its sole discretion, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144A under the Securities Act.

          The undersigned purchaser confirms that (i) the acquisition of the Debentures by such person does not constitute a "prohibited transaction" within the meaning of Section 4975 of the Code or
          Section 406 of ERISA and (ii) it will not have, immediately after the acquisition of any Debentures, Beneficial Ownership, directly or indirectly, of Common Stock of the Company representing more than 5% of the outstanding Common Stock of the Company (as calculated as set forth in Section 1.3(b) of the Debenture Purchase Agreement).


          Date:                   ,         [Name of Prospective Purchaser
          or Registered Broker/Dealer]



          Signature Guarantee:              Signature


                                            Signature